EXHIBIT 10.17


                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT ("Agreement") is made and entered into this 31st day of August, 2001, by and among GRANDE COMMUNICATIONS, INC., a Delaware corporation, (hereinafter referred to as "Buyer") and USOL, INC., a Delaware corporation, (hereinafter referred to as "Seller") joined by U.S.-Austin Cable Associates I, Ltd. ("US-Austin Cable, Ltd.").


                                    RECITALS:

         A. Seller is engaged in the business of marketing and providing cable television, digital cable, local dial tone, long distance, dial-up internet access, and/or high speed internet access services (collectively, "Bundled Communication Services") to the multi-family development unit ("MDU") market in the Austin/San Antonio Corridor (the "Business").

         B. Seller owns and operates the Bundled Communication Services systems (together the "Systems" and each a "System") located on and serving those MDU properties (the "MDU Properties") as listed on Schedule A attached hereto.

         C. Seller desires to sell and assign to Buyer, and Buyer desires to purchase from Seller, all of the assets comprising each of the Systems, other than the Excluded Assets (as hereinafter defined) upon the terms and conditions set forth in this Agreement. It is the intent of the Seller and Buyer that this transaction constitutes an "occasional sale" pursuant to Texas Tax Code Section 151.304.

         D. In consideration of Buyer's agreement to retain the services of Seller under a services agreement (the "Services Agreement") between Seller and Buyer and Buyer's agreement to extend Bundled Communications Services to the Contracted MDU Properties (as herein defined), Seller agrees to transfer to Buyer various agreements which Seller has entered into with the respective owners of the Contracted MDU Properties (subject to the terms of this Agreement). The "Contracted MDU Properties" are listed in Schedule B attached hereto.


                                   AGREEMENTS:

         In  consideration  of  the  mutual   representations,   warranties  and
covenants and subject to the conditions herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                               Certain Definitions

         As used in this Agreement, the following terms whether singular or plural forms, shall have the following meanings:

         "Affiliate" shall mean, with respect to any person, any other Person controlling, controlled by or under common control with such Person, with "control" for such person meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Agreement" means this Agreement including all schedules and exhibits attached hereto, as may be amended from time to time.

         "Assumed Liabilities" shall have the meaning given in Section 3.2.

         "Austin/San  Antonio  Corridor"  shall  mean  the  cities,   towns  and
municipalities described on Schedule C attached hereto and the unincorporated areas lying adjacent and contiguous to such cities, towns and municipalities.

         "Bundled Communication Services" shall have the meaning specified in Recital A of this Agreement.

         "Business" shall mean the Bundled Communication Services business conducted by Seller through the Systems in the Austin/San Antonio Corridor.

         "Business Day" shall mean any day other than Saturday, Sunday or a day on which federal Banking institutions in Austin, Texas are required or authorized to be closed.

         "Closing" has the meaning given in Section 5.1.

         "Closing Date" has the meaning given in Section 5.1.

         "Commercially Reasonable Best Efforts" shall mean such reasonable best efforts as do not require the party, to (i) undertake extraordinary or unreasonable measures, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees or (ii) assume any additional liability or make any additional commitment.

         "Contracted MDU Properties" means the MDUs with respect to which Seller has obtained Rights of Entry but which have not been completely wired and have not been included in a System which is currently operating, said Contracted MDU

Properties being described in Schedule B (or in an amended Schedule B provided by Seller pursuant to Section 2.3) and covering at least 720 multi-family residential dwelling units.

         "Contracts" shall have the meaning given in Section 2.1.6.

         "Cut-Over" shall have the meaning set forth in Section 4.4.

         "Cut-Over Date" shall have the meaning set forth in Section 3.7.2.

         "Cut-Over Procedures" shall have the meaning set forth in Section 4.4.

         "Door Fee" shall mean an amount equal to *[intentionally omitted].

         "Deferred Property" has the meaning given in Section 5.3.

         "Effective Date" shall mean August 31, 2001.

         "Effective Time of a Closing" shall mean 5:00 p.m. CST on the applicable Closing Date.

         "Equipment" has the meaning given in Section 2.1.1.

         "Excluded Assets" has the meaning given in Section 2.2.

         "Excluded Liabilities" has the meaning given in Section 3.3.

         "FAA" means the Federal Aviation Administration.

         "FCC" means the Federal Communication Commission.

         "FCC Licenses" has the meaning set forth in Section 6.10(f).

         "Final Closing" has the meaning given in Section 5.1.4.

         "Final Closing Date" has the meaning given in Section 5.1.4.

         "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof, and any city, municipality, political subdivision or quasi-governmental authority of any of the same.

         "Initial Closing" has the meaning given in Section 5.1.2.

         "Initial Closing Date" has the meaning given in Section 5.1.2.

*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

         "Interim Closing" has the meaning given in Section 5.1.3.

         "Interim Closing Date" has the meaning given in Section 5.1.3.

         "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, or order enacted, adopted or promulgated by any Governmental Authority.

         "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, security interest, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or ownership interest (including but not limited to, reservations, rights of entry, right of first refusal, possibilities of reverter, encroachment, easements, right of way, restrictive covenants, leases and licenses) of any kind which in the case of any of the above would be reasonably expected to materially and adversely affect Buyer's use of the Transferred Assets, whether arising pursuant to any Legal Requirement, under any Contract or otherwise; provided, however, that such term excludes (i) any restrictive provisions of the ROEs or Contracts included in the copies of such ROE and Contracts provided by Seller to Buyer and (ii) any deeds of trust or mortgages between lenders and owners of the MDU Properties filed of record prior to the recordation of any memorandum evidencing the ROEs.

         "MDU Properties" shall mean the Multi-family Dwelling Unit properties served by the Systems pursuant to the Rights of Entry and identified on Schedule A.

         "Multi-family Dwelling Unit" or "MDU" shall mean a multi-family residential complex served by a System and included in one of the MDU Properties.

          "Other Agreements" has the meaning given on Section 6.5.

         "Permitted Liens" (i) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) as to leased Transferred Assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof; (iv) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the ordinary course of business; and (v) any Liens to be released at or prior to any Closing.

         "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, limited liability partnership, joint venture, trust, association, limited liability company, or unincorporated entity of any kind.

         "Purchase Price" has the meaning given in Section 3.1.

         "Rights of Entry" or "ROEs" shall mean those certain agreements between Seller and the respective owners of each of the MDU Properties and Contracted MDU Properties granting Seller and Seller's permitted successors and permitted assigns (i) an easement, license or similar right for the installation, construction, reconstruction, operation, maintenance, inspection, replacement, repair, upgrade, and partial removal of a System on a MDU Property or a Contracted MDU Property (as described in the ROE agreements); and (ii) the rights to provide one or more of the Bundled Communications Services to the residents of the MDU Properties or the Contracted MDU Properties (as described in the ROE agreements).

         "Services Agreement" shall mean that one certain Services Agreement by and among Buyer and Seller, with a contract date of August 31, 2001.

         "Subscriber" shall mean a separately billed individual within a residential household within any of the MDU Properties that subscribes and pays monetary amounts for one or more of the Bundled Communication Services and is served by a System; provided if such household is assigned more than one customer account number, each such customer account number shall be considered a Subscriber.

         "Subscriber Agreements" has the meaning given in Section 2.1.4.

         "Subscriber Door" shall mean an individual residential household within any of the MDU Properties capable of being individually billed for any combination of the Bundled Communication Services.

         "System" or "Systems" shall mean the Bundled Communication Services reception and distribution systems consisting of one or more headends, microwave receivers, switches, cabling, Subscriber drops and associated electronic and other equipment which provide the Bundled Communication Services to the Subscribers at each of the MDU Properties.

         "Take-Down Schedule" has the meaning given in Section 5.1.1.

         "Telephone Numbers" has the meaning given in Section 2.1.5.

         "Transferred Assets" has the meaning given in Section 2.1.

                                   ARTICLE II
    Purchase and Sale of Assets; Rights Related to Contracted MDU Properties

         2.1. Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign and deliver to Buyer and Buyer shall purchase and acquire from the Seller, free and clear of all Liens (except for Permitted Liens) all right, title and interest of Seller in and to all of the assets listed or described below in this Section 2.1 and located on the MDU Properties (except those assets of the Seller which are specifically excluded from this sale pursuant to Section 2.2). The rights, properties, and assets listed below in this Section 2.1, together with the rights, properties, and assets described in Section 2.3, are collectively referred to in this Agreement as the "Transferred Assets."

                  2.1.1. *The equipment and other tangible personal property of Seller that is located on the MDU Property for each ROE being purchased and that is described in Schedule 2.1.1 ("Equipment") attached hereto, together with Seller's interest (if any) in any warranties covering the Equipment;

                  2.1.2.  [Intentionally Omitted.]

                  2.1.3. All of the Rights of Entry owned or held by Seller that are related to the MDU Properties including those identified on Schedule 2.1.3 attached hereto;

                  2.1.4. All of Seller's agreements with Subscribers for Bundled Communication Services related to the ROEs, MDU Properties and the Systems as of the respective Closing Date for each System ("Subscriber Agreements"); the list of current Subscribers as of August 29, 2001, is identified on a that is being delivered by Seller to Buyer as a separate item and not as an attachment to this Agreement. Seller recognizes that the list of Subscribers changes each day and that the Subscriber Agreements being purchased at each Closing will be those Subscriber Agreements in effect as of each Closing Date with respect to the ROEs being purchased on each such Closing Date.

                  2.1.5. All of Seller's telephone numbers associated with the Subscriber Agreements being purchased as of each respective Closing Date ("Telephone Numbers");

                  2.1.6.   The   agreements    described   on   Schedule   2.1.6
(collectively, the "Contracts");

                  2.1.7.  [Intentionally Omitted.]

                  2.1.8.  [Intentionally Omitted.]

                  2.1.9.  [Intentionally Omitted.]; and

                  2.1.10. Seller's Subscriber lists and Subscriber records as they relate to any ROE being purchased on each respective Closing Date; construction and engineering maps and data, schematics and blue prints pertaining to each ROE being purchased on each respective Closing Date; copies of books and financial records pertaining to the operation of each ROE being purchased on each respective Closing Date; correspondence and documents pertaining to Subscribers, governmental authorities and other third parties relevant to Seller's ongoing relationships with Subscribers, governmental authorities and other third parties specific to the ROE being purchased as of each respective Closing Date.

         2.2. Excluded Assets. Anything to the contrary in Section 2.1 notwithstanding, the Transferred Assets shall exclude all assets (the "Excluded Assets") not described or identified in Section 2.1 or in the schedules related to Section 2.1, including equipment identified in Schedule 2.1.1 by general equipment types and categories. Without limiting the preceding sentence, the Excluded Assets shall include the following: (i) the Purchase Price and the Seller's other rights under this Agreement; (ii) the organizational records, minute books, and corporate records of the Seller; (iii) any cash or cash equivalents of the Seller; (iv) Seller's trademarks, trade names, service marks, service names and similar proprietary rights; (v) insurance policies and rights and claims thereunder; (vi) bonds, letters of credit, surety instruments and other similar instruments; (vii) any agreement, right, asset or property owned or leased by Seller and not primarily used in connection with its operation of the Systems; (viii) the assets listed on Schedule 2.2 hereto.

         2.3. Transfer of Rights Related to Contracted MDU Properties; Addition to Contracted MDU Properties. In consideration of Buyer entering into the Services Agreement and Buyer's agreements with respect to extension of Bundled Communication Services to the Contracted MDU Properties, Seller agrees to transfer to Buyer at the Initial Closing the Rights of Entry which Seller has obtained with respect to the Contracted MDU Properties described in Schedule B. Schedule B shall be amended to include any Contracted MDU Properties for which ROEs are executed after the Effective Date and of this Agreement and prior to the Initial Closing.

         2.4. Assignment of Contracts. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any contract, license, franchise, lease, commitment, sales order, sales contract, service agreement, purchase order or purchase commitment if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of the Buyer thereunder unless Buyer waives such consent requirement after the condition of Closing set forth in Section 10.1 (i.e., obtaining the consents on 80% of Subscriber Doors) has been satisfied.

                                   ARTICLE III
                    Purchase Price; Assumption of Liabilities

         3.1. Purchase Price. The aggregate consideration to be paid by Buyer to Seller for the Transferred Assets pursuant to this Agreement shall consist of
(i) FOURTEEN MILLION TWO HUNDRED FIFTY TWO THOUSAND SIX HUNDRED TWENTY-FIVE AND 95/100 DOLLARS ($14,252,625.95) (the "Purchase Price"), subject to adjustment as provided in Section 3.1.2, which shall be payable to Seller in the manner set forth in Section 3.1.1. and (ii) the assumption by Buyer of the Assumed Liabilities.

                  3.1.1. The conveyance of the Transferred Assets from the Seller to the Buyer shall take place in a series of closings in accordance with the provisions of Article V hereof until all of the Transferred Assets have been conveyed to Buyer. The portion of the Purchase Price to be paid by Buyer to Seller at each respective Closing shall be an amount equal to the total number of Subscriber Doors included in each respective Closing multiplied by the Door Fee.

                  3.1.2. The Purchase Price shall be reduced by an amount equal to $875,000.00 (the "Excluded Equipment Adjustment") which the parties acknowledge and agree represents the fair market value of the equipment (the "Excluded Equipment") owned and used by Seller in the operation of the Systems and included on Schedule 2.2 as part of the Excluded Assets.

         3.2. Assumed Liabilities. At each Closing, the Buyer shall assume and agree to pay, discharge and perform when lawfully due only those obligations of the Seller under the contracts and agreements set forth in Schedule 3.2 attached hereto and under the ROEs, Other Agreements and Contracts that are part of the Transferred Assets, in each case only to the extent such obligations arise and relate to periods after the Effective Time of a Closing (the "Assumed Liabilities"). None of the obligations of Seller under such contracts and agreements arising prior to the Effective Time of a Closing shall be assumed by Buyer. Notwithstanding the foregoing definition of Assumed Liabilities, (A) Buyer will not assume any obligation if Seller is in default under the terms of the agreement creating such obligation, and (B) the Assumed Liabilities will not include (i) any liabilities with respect to breaches, defaults or omissions of Sellers under any agreements creating the Assumed Liabilities, (ii) any obligation relating to any contract or agreement of Seller which is entered into by Seller after the Effective Date of this Agreement in violation of the provisions of this Agreement, (iii) except as provided in Section 3.6, any taxes of any kind owed by Seller, (iv) any obligation owed to any Affiliate of Seller,
(v) the obligation of Seller to make payments to the owners of the MDU Properties and Contracted MDU Properties so long as Seller is obligated to make such payments under the terms of the Services Agreement, or (vi) the obligation of Seller to refund prepayments by Subscribers as described in Section 3.7.3. and to return deposits to Subscribers with respect to analog or digital converter boxes.

         3.3. Excluded Liabilities. Buyer shall not assume any liabilities or obligations of Seller or any other person or entity of any kind, absolute or contingent, known or unknown, not expressly agreed to be assumed pursuant to the provisions of Section 3.2 or any liability or obligation that arises out of the transactions contemplated by this Agreement or results from any breach or default by the Seller under this Agreement or any agreement, certificate or other document or instrument that may be executed or delivered in connection with this Agreement or the transactions contemplated hereby, or any liability or obligation where the existence, imposition, nature or extent of such liability or obligation gives rise to or constitutes a breach or default by the Seller or any other person or entity under this Agreement or any other agreement, certificate or other document or instrument that may be executed or delivered in connection with this Agreement or the transactions contemplated hereby (the "Excluded Liabilities"). All Excluded Liabilities shall be timely paid or otherwise satisfied by Seller.

         3.4. No Expansion of Third Party Rights. The (i) assumption by the Buyer of the Assumed Liabilities, (ii) transfer thereof by the Seller and (iii) limitations in the description of excluded liabilities in Section 3.3 shall in no way expand the rights or remedies of any third party against the Buyer or the Seller as compared to the rights and remedies which such third party would have had against the Seller had the Buyer not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by the Buyer of the Assumed Liabilities shall not create any third party beneficiary rights.

         3.5. Allocation of the Net Purchase Price Among the Transferred Assets. The Buyer and the Seller agree that the Purchase Price shall be allocated among the Transferred Assets in the manner set forth below and such allocation shall be used by Buyer and Seller for all relevant purposes, including the preparation and filing of all applicable income tax returns and reports.

               Asset Type                               Percent Allocated

               ROEs Contract Rights                         90%
               Real Property Improvements                   10%
                  and Fixtures


         3.6. Sales Tax. If any sales, use, transfer, recording or other similar taxes are due as a result of the transactions provided for herein, such taxes shall be paid by Buyer.

         3.7.     Collection and Proration Procedures.

                  3.7.1. Accounts Receivable. Subscribers within each respective MDU Property will be timely notified by Seller and Buyer of the transfer of the Subscriber Agreements to Buyer and directed to send all payments due prior to a specified date to Seller and all payments due subsequent to that specified date to Buyer. If Buyer receives any payments for Bundled Communication Services provided prior to the Effective Time of each Closing, Buyer shall promptly deliver such payments to Seller. If Seller receives any payments for Bundled Communication Services provided after the Effective Time of each Closing, Seller shall promptly deliver such payments to Buyer. Buyer shall not be obligated to collect any payments due and owing to Seller, or any of Seller's accounts receivable, for Bundled Communication Services provided by Seller to Subscribers within the MDU Properties prior to the Effective Time of each Closing. The provisions of this Section 3.7.1 shall be subject to any contrary provisions of any Systems Management Agreement entered into pursuant to Section 5.3 with respect to a Deferred Property.

                  3.7.2. Proration of Expenses. Buyer will assume and pay all invoices and bills issued after the date on which Buyer's Bundled Communications Services begin on the applicable MDU Property and Seller's services under the Interim Systems Management Agreement end (the "Cut-Over Date") which (i) relate to contracts and agreements included in the Transferred Assets, or (ii) cover any sales, use, excise, utility, gross receipts, or property taxes on any assets included in the Transferred Assets. Seller will promptly reimburse Buyer for any portion of such payments which is allocable to the period prior to the Effective Time of a Closing. For purposes of making such allocation the following rules shall apply: If an amount covered by the invoice or bill relates to a specific time prior to or subsequent to the Effective Time of a Closing, such amount shall be allocated to Seller or Buyer as appropriate. If the amounts covered by the invoice or bill are not related to a specific time prior to or subsequent to the Effective Time of a Closing, such amounts shall be allocated to Seller and Buyer based on the number of days covered by the invoice or bill prior to and subsequent to the Effective Time of a Closing. If Seller fails to promptly reimburse Buyer for Seller's allocable share of such expenses and taxes, Buyer shall be entitled to deduct such amounts from any sum owing to Seller pursuant to this Agreement. The provisions of this Section 3.7.2 shall be subject to any contrary provision of a Systems Management Agreement entered into pursuant to
Section 5.3 with respect to a Deferred Property.

                  3.7.3. Prepayments by Subscribers; Return of Subscriber Deposits. In the event that Subscribers have prepaid for any Bundled Communication Services to be provided after the Cut-Over Date, Seller shall promptly reimburse such Subscribers for the amount of such prepayments that cover services provided subsequent to the Cut-Over Date. Seller shall also be responsible for returning all deposits of Subscribers, including any related to analog or digital converter boxes used by Seller's Subscribers. With respect to deposits made by Subscribers for analog converter boxes, Seller shall, promptly after the applicable Closing, return the deposits to the Subscriber (either directly or by giving the Subscriber a credit on the Subscriber's bill). If Seller fails to promptly reimburse Subscribers for such prepayments or return such deposits, Buyer shall be entitled to make such reimbursements or returns of deposits to Subscribers and to deduct such amounts from any sums owing to Seller pursuant to this Agreement.

                                   ARTICLE IV
                                 RELATED MATTERS

         4.1. [Intentionally Omitted].

         4.2. Use of Names and Logos. Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller with respect a Deferred Property in accordance with the provisions of the Interim Systems Management Agreement entered into with respect to such Deferred Property.

         4.3. [Intentionally Omitted].

         4.4. Cut-Over Procedures. Buyer and Seller will substantially and materially comply with the procedures detailed on Schedule 4.4 (the "Cut-Over Procedures") in order to facilitate the prompt and orderly cut-over ("Cut-Over") of the operation of each of the Systems from Seller to Buyer and to insure that each Cut-Over will be accomplished without any interruption of service to any Subscriber. After each Closing and prior to the Cut-Over of a System, USOL will operate each System for the MDU Property pursuant to an Interim Systems Management Agreement. Buyer agrees to give Seller thirty (30) days prior notice of the Cut-Over of a System as required by the Interim Systems Management Agreement (as defined in Section 5.3).


                                    ARTICLE V
                                    Closings

         5.1. Closing Dates. The conveyance of the Transferred Assets from Seller to Buyer shall take place in a series of four closings (each such event sometimes being referred to as a "Closing" and the date of each such Closing being referred to as a "Closing Date") as described in this Section 5.1.

                  5.1.1. The Take-Down Schedule. Schedule 5.1 lists all of the MDU Properties and the Contracted MDU Properties and the calendar quarters in which Buyer projects that such properties will be completed. The Transferred Assets with respect to the MDU Properties shall be acquired at a Closing no later than the end of the calendar quarter in which Buyer projects that the property will be completed. The transfer of the ROEs for the Contracted MDU Properties shall take place at the Initial Closing.

                  5.1.2. Initial Closing. The Initial Closing will take place on a date (the "Initial Closing Date") not later than December 31, 2001. At the Initial Closing, Seller and Buyer will execute and deliver to each other the (i) assignments and assumptions of the Rights of Entry and Subscriber Agreements with respect to those MDU Properties described in the Take-Down Schedule as being completed prior to December 31, 2001 and all Contracted MDU Properties, and (ii) the documents contemplated by Sections 5.2.1 and 5.2.2 and by Articles X and XI.

                  5.1.3. Interim Closings. An interim closing ("Interim Closing") shall occur (i) on or prior to March 31, 2002 and (ii) on or prior to June 30, 2002. At each Interim Closing, the parties will execute and deliver (i) assignments and assumptions of the ROEs and Subscriber Agreements with respect to the MDU Properties described in the Take-Down Schedule as being completed prior to such Closing, and (ii) the documents contemplated by Sections 5.2.1 and
5.2.2 and by Articles X and XI.

                  5.1.4. Final Closing. The Final Closing of the transactions contemplated by this Agreement will take place on or prior to September 30, 2002 (the "Final Closing Date") at which time Seller and Buyer will execute and deliver (i) assignments and assumptions of all remaining ROEs and Subscriber Agreements related to the MDU Properties, and (ii) the documents contemplated by Sections 5.2.1 and 5.2.2 and by Articles X and XI.

                  5.1.5. Effect of Absence of Consents to Transfer of ROEs. Subject to satisfaction of the requirement that consents have been obtained (or are not needed) as to 80% of the Subscriber Doors (i.e., the Buyer's Condition of Closing set forth in Section 10.1) and Seller's satisfaction of Buyer's other conditions of Closing, the failure of Seller to have any necessary consent to transfer a ROE will only entitle Buyer to exclude the affected ROE(s) from the Transferred Assets and not pay the Door Fee allocable to such ROE(s). If Seller has not received prior to a Closing a consent from any owner of a ROE representing the MDU Property and Seller has satisfied the other Conditions of Closing in Article X, Buyer will still be required to purchase from Seller (for the consideration specified in Article III) any such ROE for which a consent from the applicable owner is subsequently obtained as long as Seller satisfies the following conditions: (a) such consent is obtained within 6 months of the originally scheduled Closing Date for such ROE under this Agreement, and (b) at least three years are left on the term of such ROE at the time such consent is obtained. The Closing for the ROEs described in the preceding sentence shall occur within one-hundred twenty (120) days after the consent is obtained.

         5.2. Closing Procedure. Subject to and after the fulfillment or waiver of the conditions set forth in Articles X and XI in each instance, the Initial Closing, each Interim Closing, and the Final Closing shall take place at the offices of Bickerstaff, Heath, Smiley, Pollan, Kever & McDaniel, L.L.P., 816 Congress Avenue, Suite 1700, Austin, Texas. Each Closing shall be effective for accounting purposes as of the Effective Time of a Closing. At each Closing,

Seller shall sell, assign and convey to Buyer all of the Transferred Assets attributable to the System or Systems made the subject of that respective Closing and the parties shall take the following actions and all such actions shall be deemed to have occurred simultaneously:

                  5.2.1. Seller's Deliveries. At each Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                           (a) An Officer's Certificate dated as of the Closing, and signed by a senior executive officer of Seller, and certifying that the conditions to the obligations of Buyer to purchase the Transferred Assets attributable to each System from Seller, which are set forth in Article X, have been satisfied;

                           (b) Evidence reasonably satisfactory to Buyer that Seller has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby;

                           (c) An Incumbency Certificate dated as of the Closing, signed by the Secretary of Buyer, evidencing the authority of the entities and individuals who are signatories to this Agreement and all documents related and collateral hereto to which Seller is a party;

                           (d) Executed counterparts of a Bill of Sale and Assignment and Assumption Agreement relating to the specific Transferred Assets attributable to the Contracted MDUs or System(s) (as applicable) made the subject of the Closing in the form attached hereto as Exhibit A;

                           (e) An opinion of Seller's counsel, dated as of the Closing Date, in the form attached hereto as Exhibit B;

                           (f)      *[Intentionally Omitted].

                           (g) Actual possession and operating control of the System(s) which are transferred in the Closing, subject to the provisions of
                                    Section 5.3;

                           (h)      All existing blueprints, schematics, working
                                    drawings,       plans,       specifications,
                                    projections,     statistics,     engineering
                                    records,   original  plant  records,  System
                                    construction and as-built maps relating to the Systems, and all subscriber lists, files

*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                    and records used by the Seller in connection
                                    with the operation of the Systems, including
                                    a list of all pending  subscriber  hook-ups,
                                    disconnects and repair orders, supply orders
                                    and  any  other  lists   pertinent   to  the
                                    operation of the Systems;

                           (i) A certificate of No Tax Due issued by the Texas State Comptroller of Public Accounts; and

                           (j) Such other documents and instruments as Buyer may reasonably require to effect the intent of this Agreement and consummate the transactions contemplated hereby, including, but not limited to any required releases of Liens as may be reasonably requested by Buyer.

                  5.2.2. Buyer's Deliveries. At each Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                           (a) An Officer's Certificate dated the date of the Closing and signed by a senior executive officer of Buyer and certifying that the conditions to the obligation of Seller to sell the Transferred Assets attributable to each System, which are set forth in Article XI, have been satisfied.

                           (b) Evidence, in such form as is satisfactory to Seller, that each of the conditions to the obligations of Seller to sell the Transferred Assets attributable to each System to Buyer, which is set forth in
                                    Article XI, has been satisfied;

                           (c) By wire transfer to an account identified by Seller on each Closing Date, an amount in cash equal to that portion of the Purchase Price attributable to the respective Closing in accordance with the provisions of Section 3.1.1;

                           (d) Executed counterparts of a Bill of Sale and Assignment and Assumption Agreement relating to the Transferred Assets attributable to the System(s) made the subject of the respective Closing in the form attached hereto as Exhibit A;

                           (e) Evidence reasonably satisfactory to Seller that Buyer has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby.

                           (f) An Incumbency Certificate dated the date of the Closing and signed by the Secretary of Buyer evidencing the authority of the entities and individuals who are signatories to this Agreement and all documents related and collateral hereto to which Buyer is a party.

                           (g) An opinion of Buyer's counsel, dated as of the Closing Date, in the form of Exhibit C.

                           (h) Such other documents and instruments as Seller may reasonably require to effect the intent of this Agreement and consummate the transactions contemplated hereby as may be reasonably requested by Seller.

         5.3. Interim Systems Management Agreement. In the event Buyer shall have closed on the purchase of Transferred Assets attributable to any MDU Property or Contracted MDU Property and Buyer, in its sole and absolute discretion, determines that Buyer desires certain post-closing services relating to a MDU Property or Contracted MDU Property (a "Deferred Property"), then Seller shall operate or continue to operate any Deferred Property on Buyer's behalf for up to one hundred eighty (180) days in accordance with the terms and conditions of the Interim Systems Management Agreement (the "Interim Systems Management Agreement") in the form of Exhibit B to the Services Agreement.


                                   ARTICLE VI
                  Representations and Warranties of the Seller

         To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller makes the following representations and warranties, as of the Effective Date and as of each Closing Date, which representations and warranties shall survive each Closing and the Final Closing to the extent provided in Section 13.1.5 below; provided, however, that with respect to representations and warranties that only apply to Transferred Assets, those representations will only be repeated as to the Transferred Assets being conveyed at the Closing.

         6.1 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and validly existing and in good standing as a foreign corporation in the State of Texas, and has all requisite power and authority to own, lease and use its properties and to carry on the Business as it is now being conducted and to operate each of the Systems as each System, respectively, is being operated. Seller is a 100% subsidiary of USOL

Holdings, Inc. ("USOL Holdings"). Except as set forth in Schedule 6.1, Seller does not own any stock, membership interest or partnership interest in any other entity.

         6.2. Authority. Subject to Schedule 6.2, Seller has all requisite corporate power and authority to execute, deliver, and perform this Agreement and, subject to obtaining the consents and approvals referred to herein, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of Seller have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller, and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         6.3. No Conflict; Consents. Subject to Schedule 6.3 and obtaining the consents and approvals referred to herein, the execution, delivery, and performance by Seller of this Agreement do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws of Seller;
(ii) violate any provision of any Legal Requirement; (iii) conflict with, violate, result in a breach of, or constitute a default under any contract, agreement or understanding to which Seller is a party or by which Seller or the Transferred Assets are bound or affected; (iv) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person; or (v) result in the creation or imposition of any Lien (other than a Permitted Lien) against or upon any of the Transferred Assets.

         6.4. Title to Transferred Assets; Sufficiency. Seller (or US-Austin Cable, Ltd.) has good and indefeasible title to (or in the case of Transferred Assets that are leased, valid leasehold interests in) and possession of all of the Transferred Assets, free and clear of all Liens, except for (a) Permitted Liens, and (b) Liens described on Schedule 6.4, all of which Liens described in
Schedule 6.4 will be terminated or released (subject to obtaining the consent of Seller's lenders) at or prior to each respective Closing Date. The tangible Transferred Assets, taken as a whole, are in good operating condition and repair, ordinary wear and tear and obsolescence excepted, and except with respect to the absence of the Excluded Assets, presently permit the Systems to operate in accordance with the material terms of the ROEs and the Subscriber Agreements. Except for absence of the Excluded Assets, the Transferred Assets constitute all property and rights, real and personal, tangible and intangible, necessary or required to operate the Systems as currently operated and conduct the business of the Systems as currently conducted. None of the equipment included in the Transferred Assets is subject to any lease agreement. No real property owned or leased by Seller or any Affiliate of Seller utilized in the Systems will be required for Buyer to operate the Systems other than Buyer's rights to fixtures, such as conduits and wiring, located on the properties covered by the ROE. Notwithstanding the foregoing, no representation is made as to the compatibility or sufficiency of the Transferred Assets with Buyer's existing or proposed systems and equipment.

         6.5. Contracts, Agreements and Licenses. Seller has delivered to Buyer true and complete copies of each of the ROEs, and Contracts and all amendments, assignments and consents thereto, together with copies of any other agreements ("Other Agreements") that require consents in order to complete the transactions contemplated by this Agreement and a list of the Subscriber Agreements and access to copies of the Subscriber Agreements. Seller is not a party to or bound by any material contract, agreement or understanding that relates to the Systems after the Closing and Cut-over, or Buyer's use of the Systems after Closing and Cut-over, except the Subscriber Agreements, the ROEs described in Schedule 2.1.3, and the Contracts described in Schedule 2.1.6. Each of the ROEs, Subscriber Agreements, Contracts and Other Agreements is in full force and effect, is valid, binding and enforceable in accordance with its terms. Except as described on Schedule 6.5, there has not occurred any default by Seller nor, to the best of Seller's knowledge, by any party to any of the ROEs, Subscriber Agreements (except for ordinary bad debts of Subscribers), Contracts, or Other Agreements. There are no deposits given by Subscribers or with respect to any of the equipment included in the Transferred Assets other than deposits for analog and digital converter boxes utilized by certain Subscribers (which Subscribers' deposits shall be returned by Seller). Each Right of Entry will provide Buyer with an easement, license or similar right to access the respective MDU Properties which allows Buyer to (i) deliver service to Subscribers to the Systems (in accordance with terms and conditions of the applicable ROEs) and
(ii) wire and equip the Contracted MDU Properties which are not presently included within a System (in accordance with the terms and conditions of the applicable ROEs). Except as described on Schedule 6.5, within the past 24 months, Seller has received no notification or request relating to the disposition of any cable home wiring or any home run wiring in any System which has not been resolved, or the intended use of such wiring by another multichannel video programming distributor which has not been resolved.

         6.6. Employee Benefits. Neither Seller nor any Employee Benefit Plan (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by Seller is in violation of the provisions of ERISA; no reportable event, within the meaning of Sections 4043(c)(1), (2), (3), (5), (6),
(7), (10) or (13) of ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. Buyer is not required under ERISA, the Code or any collective bargaining agreement to establish, maintain or continue any Employee Benefit Plan maintained by Seller or any Affiliate of Seller. Seller has made all required contributions to its Employee Benefit Plans.

         6.7. Employees.

                  (a) Except as set forth on Schedule 6.7, there are no collective bargaining agreements applicable to any person employed by Seller that renders services in connection with the Systems, and Seller has no duty to bargain with any labor organization with respect to any such persons. There are not pending any unfair labor practice charges against Seller, nor is there any demand for recognition, or any other request or demand from a labor organization for representative status with respect to any person employed by Seller that renders services in connection with the Systems.

                  (b) Seller is in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (c) Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices. Except as set forth on Schedule 6.7, there are no pending or, to Seller's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Seller before any Governmental Authority nor, to Seller's knowledge, does any basis therefor exist.

                  (d) There are no existing or, to Seller's knowledge, threatened labor strikes, disputes, grievances, arbitration proceedings or other labor controversies affecting the Systems or the employees employed for the Systems. There are no pending or, to Seller's knowledge, threatened representation questions respecting Seller's employees. To Seller's knowledge, there exists no basis for any of the above.

                  (e) Seller will give all notices and take all actions (if any) as may be necessary to comply with the Worker Adjustment and Retraining Notification Act.

         6.8. Litigation. Except as set forth on Schedule 6.8, there are no material actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the best of the Seller's knowledge, threatened against or affecting any of the Transferred Assets or Assumed Liabilities, or which question the validity or enforceability of this Agreement or any action contemplated hereby, and Seller is not aware of any basis for any of such matters. Except as set forth in Schedule 6.8, there are not material actions, suits, claims, governmental investigations or arbitration proceedings pending, or to the best of Seller's knowledge, threatened against USOL Holdings, Seller or any subsidiaries of USOL Holdings or Seller which could reasonably be expected to materially and adversely affect the Transferred Assets or Assumed Liabilities, and Seller is not aware of any basis for any such material matters. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Seller is or was a party or which could reasonably be expected to materially and adversely affect the Transferred Assets or Assumed Liabilities.

         6.9. Tax Returns; Other Reports. Seller and USOL Holdings have timely filed all federal, state and local tax returns and other tax reports relating to the Systems that are required to be filed on or prior to the date hereof, and has timely paid all taxes shown thereon to be due and payable. Except as set forth on Schedule 6.9, neither Seller nor USOL Holdings has received any notice of deficiency or assessment of proposed deficiency or assessment from any taxing Governmental Authority pertaining to the Systems. All taxes with respect to Seller, USOL Holdings, the Transferred Assets, or the business or operation of the Systems that are due and payable have been timely paid.

         6.10. Compliance with Legal Requirements.

                  (a) Seller has complied in all material respects and is in compliance in all material respects with all Legal Requirements applicable to it or to the Systems, including but not limited to the Communications Act, the Cable Act, the Copyright Act, the Occupational Safety and Health Act, the Texas Public Utility Regulatory Act (the "TPURA"), and rules and regulations promulgated thereunder. Except as set forth on Schedule 6.10, Seller has not received notice from any Governmental Authority of any material violation of its rules and regulations insofar as they apply to the Systems.

                  (b) Except as set forth in Schedule 6.10, Seller has submitted all material filings, current annual reports and other notices, that are required under the rules and regulations of the FCC, the FAA, and the TPURA. The Systems are in substantial compliance with signal leakage criteria prescribed by the FCC, and the must-carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder.

                  (c) Seller has deposited with the U.S. Copyright Office all material statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the business and operations of the Systems as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in the Copyright Act. The Systems are in substantial compliance with the Copyright Act and the rules and regulations of the U.S. Copyright Office promulgated thereunder, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems. To the knowledge of Seller, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party that questions the copyright filings or payments made by Seller with respect to any of the Systems. Seller has provided Buyer or its representatives copies of all such filings with the Copyright Office relating to the Systems for the following reporting periods: the first and second calendar quarter of the year 2001; all four calendar quarters of the year 2000; the third and fourth calendar quarter of the year 1999, which are all the periods during which Seller has been required to make filings with the Copyright Office.

                  (d) All necessary material FAA and FCC approvals have been obtained with respect to the height and location of towers used in connection with the operation of the Systems and are listed on Schedule 6.10(f) and such towers are being operated in compliance in all material respects with applicable FAA and FCC rules.

                  (e) The rates charged by Seller to the Subscribers materially comply with all FCC requirements and all other Legal Requirements.

                  (f) Schedule 6.10(f) sets forth all licenses, permits, authorizations, registrations or other authority issued by the FCC (the "FCC Licenses") that are held by Seller and used in, or related to, the operation of the Systems. The FCC Licenses are all such licenses required for Seller to operate the Systems as currently operated. The FCC Licenses are in full force and effect, and Seller has received no notice of any investigation, forfeiture, or other administrative action relating to any FCC License.

                  (g) Except as Seller has otherwise disclosed to Buyer in writing, none of the Systems or Equipment uses any public streets or rights of way to distribute cable television services. No System is operated under a cable franchise issued by any municipality, and Seller has received no notice from any municipality relating to regulation of any Systems as a franchised cable system.

         6.11.   System   Information.   The  Systems   satisfy  the   following
requirements and standards:

                  (a)      *[Intentionally Omitted].

                  (b) Each Subscriber Door (other than Contracted MDU Property Subscriber Doors) is presently wired to a System in material compliance with the requirements of the applicable ROE; and

                  (c) The status of various aspects of the Systems with respect to equipment, wiring and other matters is set forth in Schedule 6.11(c).

         6.12.  Environmental Matters.

                  (a) Seller has received no notice of, and to Seller's knowledge there are no circumstances relating to, any past or present condition, circumstance, activity, practice or incident (including without limitation, the presence, use, generation, manufacture, disposal, release or threat to release of any Hazardous Substances from or on the Transferred Assets), that could interfere with, prevent continued compliance with, or result in any material losses pursuant to, any Legal Requirement with respect to pollution or protection of the environment, or that is reasonably likely to give rise to any liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any Hazardous Substance on, from or attributable to the Transferred Assets.

                  (b) "Hazardous Substances" has the meaning given in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Sections 9601 et seq. ("CERCLA"), as amended, and rules and regulations promulgated thereunder.

*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                           (c) Seller has provided Buyer with complete copies of, or a list of and access to, (i) all studies, reports, surveys or other materials either in Seller's possession or known to Seller and to which Seller has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Transferred Assets, (ii) all notices or other materials either in Seller's possession or known to Seller and to which Seller has access that were received from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Transferred Assets and (iii) all materials either in Seller's possession or known to Seller and to which Seller has access relating to any claim, allegation or action by any private third party under any environmental law regarding the Transferred Assets.

        6.13. Financial and Operational Information. Seller has delivered to Buyer for each of the Systems as of December 31, 2000, and as of June 30, 2001, and for the periods then ended, financial statements in the form attached as
Schedule 6.13 (the "System Financial Statements"). The Systems' Financial Statements have been prepared in the ordinary course of business, are based on the books and records of the Systems, were prepared in accordance with generally accepted accounting principles (except for the omission of notes thereto and subject to normal year-end adjustments which will not be material in amount or effect), applied on a consistent basis throughout the periods covered thereby, and present fairly, in all material respects, the financial condition and results of operations of the Systems as of the dates and for the periods indicated.

         6.14. No Adverse Change. Since June 30, 2001, (i) there has been no material adverse change in the financial condition or the business operations of a System from that described by Sellers in USOL Holdings, Inc.'s 10-QSB filed with the Securities and Exchange Commission on August 14, 2001, and no event has occurred which could reasonably be expected to have a material adverse change in the financial condition or business operations of any System; (ii) the Systems have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, or act of God or public force or otherwise; and (iii) Seller has not made any sale, assignment, lease or other transfer of any of Seller's properties related to the Systems other than in the normal and usual course of business consistent with actual past practices.

         6.15. Finders and Brokers. Seller has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Buyer will in any way have any liability.

         6.16.   Taxpayer   Identification   Number.   *[Intentionally Omitted.]

         6.17.   [Intentionally Deleted.]

         6.18. Bonds, Letters of Credit, Certificates of Insurance. Except as set forth on Schedule 6.18, there are no franchise, construction, fidelity, performance, or other bonds or letters of credit posted, or certificates of insurance issued, by Seller in connection with the Systems or the Assets.

         6.19. Rights in Assets. Except as otherwise described in the ROEs for the MDU Properties and the Contracted MDU Properties, no person (including any Governmental Authority) has any right to acquire an interest in the Systems or any material Transferred Asset (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law (none of which have been exercised and no proceedings therefor have been commenced).

         6.20. Books and Records. All of the books, records, and accounts of the Business are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, accurately present and reflect in all material respects all of the transactions therein described, and are reflected accurately in the System Financial Statements.

         6.21. Accuracy of Information Furnished. No representation, statement or information made or furnished by the Seller to the Buyer, including those contained in this Agreement and the other information, statements and notices referred to herein or previously or subsequently furnished by the Seller to the Buyer pursuant hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained herein or therein not misleading. Seller does not have any knowledge of any fact that has specific application to Seller or the Systems
(other than general economic or industry conditions) that could reasonably be expected to materially and adversely affect the financial condition or business operation of any System.

         6.22. No Implied Representations or Warranties. Buyer acknowledges that Seller is making no warranties or representations, express or implied, beyond those set forth in the Agreement. With respect to (i) the value, condition, merchantabilty, marketability, profitability, suitability or fitness for a particular use or purpose of the Transferred Assets, (ii) the manner or quality of the construction or materials incorporated into any of the Transferred Assets, or (iii) the manner, quality, state of repair or lack of repair of the Transferred Assets, Seller is only making the express warranties and representations set forth in this Agreement and in the Bill of Sale, Assignment

*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

and Assumption Agreement executed and delivered by Seller with respect to the Transferred Assets.


                                   ARTICLE VII
                   Representations and Warranties of the Buyer

         To induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer makes the following representations and warranties as of the Effective Date and as of each Closing Date, which representations and warranties shall survive each Closing and the Final Closing to the extent provided in Section 13.2.5:

         7.1. Organization of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified to do business and validly existing and in good standing as a foreign corporation in the State of Texas, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in all of the jurisdictions where the Systems are located.

         7.2. Authority. Buyer has all requisite corporate power and authority to execute, deliver, and perform this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         7.3. No Conflict; Consents. Except as will not have a material adverse effect on the ability of Buyer to perform its obligations hereunder, the execution, delivery, and performance by Buyer of this Agreement do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws of Buyer; (ii) violate any provision of any Legal Requirement; (iii) conflict with, violate, result in a breach of, or constitute a default under any contract, agreement, or understanding to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

         7.4. Finders and Brokers. Buyer has not employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement for which Seller will in any way have any liability.

         7.5.   Taxpayer  Identification   Number.    *[Intentionally  Omitted.]

         7.6. Buyer's Ability to Perform. Buyer has the financial and other resources needed to extend its system to the MDU Properties and the Contracted MDU Properties within the time frames contemplated by the Take-Down Schedule and to pay Seller the cash consideration contemplated by this Agreement.

         7.7. No Material Adverse Change. Since June 30, 2001 there has been no material adverse change in the financial condition or business operations of Buyer and Buyer is not aware of any event which could reasonably be expected to have a material adverse change in the financial condition of or business operations of Buyer relating to the Austin/San Antonio Corridor.

         7.8. Litigation. There are no material actions, suits, claims, governmental investigations or arbitration proceedings to which Buyer is a party pending or, to the best of the Buyer's knowledge, threatened against or affecting any of the Buyer's assets in or related to the Austin/San Antonio Corridor, or against or affecting Buyer's operations in the Austin/San Antonio Corridor, or which question the validity or enforceability of this Agreement or any action contemplated hereby, and Buyer is not aware of any basis for any of the matters. There are no material actions, suits, claims, governmental investigations or arbitration proceedings pending, or to the best of Buyer's knowledge, threatened against Buyer or any of its Affiliates and Buyer is not aware of any basis for any such material matters. There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Buyer is or was a party which materially and adversely affect the transactions contemplated by this Agreement.

         7.9. Accuracy of Information Furnished. No representation, statement or information made or furnished by the Buyer to the Seller, including those contained in this Agreement and the other information, statements and notices referred to herein or previously or subsequently furnished by the Buyer to the Seller pursuant hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained herein or therein not misleading. Buyer does not have any knowledge of any fact that has specific application to Buyer or the Austin/San Antonio Corridor (other than general economic or industry conditions or similar matters) that could reasonably be expected to materially and adversely affect the financial condition or business operation of Buyer.

*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                  ARTICLE VIII
                               Seller's Covenants

         8.1. Commercially Reasonable Best Efforts. Seller will use its Commercially Reasonable Best Efforts to cause to be satisfied as soon as practicable and prior to each respective Closing Date all of the conditions set forth in Article X to the obligation of the Buyer to purchase the Transferred Assets hereunder.

         8.2. Conduct of Systems Prior to Final Closing. From and after the execution and delivery of this Agreement and until the Final Closing Date, except as otherwise provided by the prior written consent of Buyer, Seller will
(i) conduct its Business and operate each respective System in a prudent and businesslike manner consistent with Seller's actual past practices; (ii) perform all of its obligations under all of the ROEs and Subscriber Agreements without material breach or default; (iii) operate the Business and each of the Systems in substantial compliance with all applicable legal requirements and provide Buyer with copies of all filings, reports, notices or correspondence relating to the Systems submitted to, or received from, the FCC, the Copyright Office, TPURA or any other regulatory agencies; (iv) continue the pricing, marketing, advertising, promotion and other activities with respect to the Business and each System (including without limitation billing and collection) substantially and materially in the normal and ordinary course of business consistent with Seller's past practices; and (v) use its Commercially Reasonable Best Efforts to
(A) preserve the current business organization of the Business intact, including preserving existing commercial relationships, (B) keep available the services of its employees providing services in connection with the Business and (C) maintain inventories of equipment and supplies consistent with past practices and consistent with the terms of this Agreement; provided however that, unless otherwise approved by Buyer, Seller shall cease all special promotions to Subscribers thirty (30) days prior to the date of Buyer's acquisition (as specified in the Take-Down Schedule attached as Schedule 5.1) of an ROE.

         8.3. (a) Consents from MDU Owners. Seller will use its Commercially Reasonable Best Efforts with respect to each ROE to obtain all required consents to transfer of ROEs to Buyer. The form and content of such consents shall be reasonably satisfactory to Buyer. Buyer will cooperate with Seller in its efforts to obtain the consents and amendments described in this Section 8.3(a) by providing USOL with a current financial balance sheets for Buyer, a current list of officers and directors of Grande, and a current list of major shareholders of Buyer in such form as Buyer shall reasonably deem appropriate ("Grande Financial Information") Buyer agrees that Seller may provide copies of the Grande Financial Information to owners of MDU Properties in connection with obtaining the consents described in this Section 8.3.(a).

                  (b) Efforts Regarding Amendments and Estoppel Certificates. Seller will use its Commercially Reasonable Best Efforts with respect to each ROE to (i) if an ROE has a term of less than 66 months, obtain an extension of the remaining term to ninety-six (96) months; (ii) amend the ROE(s) (if necessary) to expand the scope of services to include the right to exclusively provide and market video and the non-exclusive right to provide telephone and internet services and the exclusive right to market telephone and internet services; (iii) obtain a Minimum Point of Entry for telephone and cable service,
(iv) eliminate or improve any buy-out options of the owner of the property; (v) obtain estoppel certificates, and (vi) obtain subordination and non-disturbance agreements from holders of deeds of trust covering the MDU Properties if not already obtained. With respect to (v) and (vi), Buyer recognizes and understands that Seller may use its sole and absolute discretion to determine (a) whether and, if so, when to approach certain owners of MDU Properties or lien holders regarding items (v) - (vi), and with respect to (v) and (vi), Seller's success in obtaining one or more of items (v) and (vi) shall not be a condition of any Closing. Seller's success in obtaining any one or more of items (i) -(iv) and the extent of any such items obtained shall not be a condition to any Closing and, so long as Seller exercises its Commercially Reasonable Best Efforts, any failure to by Seller to obtain any such items shall not be considered a breach of this Agreement. Buyer will cooperate with Seller in its efforts to obtain the items described in this Section 8.3(b) by providing USOL with the Grande Financial Information. Buyer agrees that Seller may, to the extent approved in writing by Grande, provide copies of the Grande Financial Information to owners of MDU Properties in connection with the matters described in this Section 8.3(b).

         8.4. Access to Properties and Records. From and after the execution and delivery of this Agreement, Seller will afford to representatives of the Buyer access, during normal business hours and upon reasonable notice, to Seller's premises sufficient to enable Buyer to inspect the Transferred Assets, and Seller will furnish to such representatives during such period all such information relating to the foregoing investigation as Buyer may reasonably request; provided, however, that any furnishing of such information to Buyer and any investigation by Buyer shall not affect the right of Buyer to rely on the representations and warranties made by Seller in or pursuant to this Agreement.

         8.5. Publicity. Seller and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Seller's employees concerning this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall make any such release, announcement, or statements without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that Seller or Buyer may at any time make any announcement required by Legal Requirements so long as such party, promptly upon learning of such requirement, notifies the other of such requirement and consults with the other in good faith with respect to the wording of such announcement.

         8.6. Notification of Certain Matters.

                  (a) Seller will promptly notify Buyer in writing of any fact, event, circumstance, action or omission (i) which, if known on the Execution Date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause Seller's representations or warranties under this Agreement not to be true in any material respect, and with respect to clause (ii), Seller shall use Commercially Reasonable Best Efforts to remedy the same. Promptly upon becoming aware of such matter, Seller will notify Buyer in writing of any fact, event, circumstance, action or omission which constitutes a breach by Seller of any of the representations or warranties made by Seller in the performance of or compliance with any covenant, agreement or obligation required to be performed or complied with prior to the date of any Closing.

                  (b) Seller will promptly notify Buyer in writing of any material adverse change to the financial condition or business operations of the Systems.

         8.7. Certain Negative Covenants of Seller. Between the date hereof and the Final Closing, Seller shall not solicit or participate in negotiations with any third party with respect to the sale of the Transferred Assets or the Systems or any transaction inconsistent with those contemplated hereby and will promptly notify Buyer of the specifics of any offers or inquiries received from third parties regarding the acquisition of any of the Transferred Assets.
Additionally, except as Buyer may otherwise consent in writing, or as contemplated by this Agreement, between the date of this Agreement and the Final Closing Seller shall not (a) modify, terminate, renew, suspend, or abrogate any ROE, Contract, Other Agreement or (b) modify, terminate, renew, suspend or abrogate any other material agreement or contract if such action would reasonably be expected to adversely affect the Transferred Assets or Buyer's use of the Transferred Assets after Closing, (c) sell, assign, lease or otherwise dispose of any of the Transferred Assets, unless such Transferred Assets are consumed or disposed of in the ordinary course of business consistent with actual past practice or disposed of in conjunction with the acquisition of replacement property or are no longer used or useful in the business or operation of the Systems, (d) create, assume, or permit to exist any Lien (except for Permitted Liens) upon any Transferred Asset, (e) change subscriber rates for any tier of service or change billing, collection, installation, disconnect, marketing or promotional practices with respect to any of the Systems included in the Transferred Assets, (f) seek amendments or modifications to existing ROEs, Contracts or Other Agreements or accept or agree to accede to any material modification or amendment to, or any condition to the transfer of, any of the ROEs, Contracts, Other Agreements that will adversely affect Buyer,
(g) enter into any transaction or permit the taking of any action that would result in any of Seller's representations and warranties contained in this Agreement not being materially true and correct when made or at any Closing, including without limitation the Final Closing.

         8.8. Access to MDU Properties for Upgrades, Wiring and Cut-Over. Seller and Buyer acknowledge that Buyer anticipates (i) making any necessary upgrades and installing additional equipment for the MDU Properties and (ii) wiring the Contracted MDU Properties, so that such properties will have all needed upgrades, wiring, and/or new equipment installations prior to Buyer's acquisition and needed to facilitate Cut-Over of the MDU Property and/or Contracted MDU Property. Seller agrees to use its Commercially Reasonable Best Efforts to provide Buyer with the necessary access to the MDU Properties and Contracted MDU Properties in order to make such upgrades, install such wiring and new equipment and Buyer agrees to pay and be responsible for any damages suffered by the owners of such properties or by Seller as a result of Buyer's negligent or intentionally wrongful activities. Subject to the Buyer's rights with respect to any breaches of Seller's warranties and representations, Buyer shall pay all of the costs and expenses (including any out-of-pocket third party costs for construction supervision incurred by Seller) of upgrades, wiring and installations made pursuant to this Section 8.8 to the extent needed for Cut-Over to, or with, Buyer's equipment and system; provided, however, that Buyer will not pay for (i) any improvements or repairs needed in order to comply with the terms of Seller's ROEs, unless such upgrades are required for Cut-Over, or (ii) any cost or expenses of USOL's employees. In the event that Seller is not able to obtain the access contemplated by the foregoing provisions of this
Section 8.8, Buyer will acquire (i) the MDU Properties in accordance with the Take-Down Schedule and (ii) the Contracted MDU Properties by September 30, 2002, and (iii) accomplish the necessary activities contemplated by this Section 8.8 after the applicable Closing.

                                   ARTICLE IX
                                Buyer's Covenants

         9.1. Commercially Reasonable Best Efforts. Buyer will use its Commercially Reasonable Best Efforts to cause to be satisfied as soon as practicable and prior to each respective Closing Date all of the conditions set forth in Article XI to the obligation of the Seller to transfer and sell the Transferred Assets hereunder.

         9.2. Conduct of Business Prior to Final Closing. From and after the execution and delivery of this Agreement and until the Final Closing Date, Buyer will (i) conduct its business in a prudent and businesslike manner consistent with Buyer's actual past practices; (ii) operate its business in substantial compliance with all applicable legal requirements; and (iii) use its Commercially Reasonable Best Efforts to preserve the current business of Buyer intact, including preserving its existing commercial relationships and its franchise agreements.

         9.3.     Notification of Certain Matters.

                  (a) Buyer will promptly notify Seller in writing of any fact, event, circumstance, action or omission (i) which if known on the Execution Date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause Buyer's representations or warranties under this Agreement not to be true in any material respect, and with respect to clause (ii), Buyer shall use Commercially Reasonable Best Efforts to remedy the same. Promptly upon becoming aware of such matter, Buyer will notify Seller in writing of any fact, event, circumstance, action or omission which constitutes a breach by Buyer of any of the representations or warranties made by Buyer in the performance of or compliance with any covenant, agreement or obligation required to be performed or complied with prior to the date of any Closing.

                  (b) Buyer will promptly notify Seller in writing of any material adverse change to the financial condition or business operations of its business as it relates to the Systems.


                                    ARTICLE X
                     Conditions to Obligations of the Buyer

         The obligation of Buyer to purchase the Transferred Assets shall, subject to the provisions of Section 5.1.5, be subject to the fulfillment at or prior to each Closing Date of each of the following conditions:

         10.1. Conditions of Initial and Other Closings. Buyer shall have obtained, and shall hold at the time of the Initial Closing and each other Closing, consents from owners of the MDU Properties which (together with those MDU Properties where no consent is required) represent ROEs covering at least 80% (or *[Intentionally Omitted) or the total *[Intentionally Omitted] Subscriber Doors in the MDU Properties. Further, Buyer shall have obtained, and shall hold at the time of the Initial Closing, consents from owners of the MDU Properties which represent all of the ROEs to be acquired at the Initial Closing pursuant to the Takedown Schedule,

         10.2.   Consent  to   Transfer  of  ROE   Transferred   at  a  Closing.
Notwithstanding  satisfaction  of Section 10.1, but subject to the provisions of
Section 5.1.5, Seller shall have obtained all necessary consents to the transfer of the ROEs to be transferred to Buyer at the Closing. The form and substance of such consents shall be reasonably satisfactory to Buyer.

*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

         10.3. Accuracy of Representations and Warranties and Compliance With Obligations. (a) All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of each Closing as if then made without giving effect to any revisions or supplements to Seller's disclosure schedules.

                  (b) Except as provided in Section 10.3(d) below, each of the representations and warranties in Sections 6.2, 6.10 and 6.13 (except to the extent such warranty refers to a different date), and each of Seller's representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of each Closing as if then made, without giving effect to any revisions or supplements to Seller's disclosure schedules.

                  (c) Seller shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to each Closing Date including Seller's deliveries as required under
Section 5.2.1.

                  (d) Notwithstanding the foregoing, Seller and Buyer acknowledge and agree that because the Closings will occur over an approximate one year period, the representations and warranties of Seller contained in
Article VI may change because of events that may occur after the Effective Date. Prior to each Closing Seller will disclose to Buyer any changes with respect to the warranties and representations in Article VI that have arisen because of events occurring after the Effective Date. Seller and Buyer agree that any changes in such Article VI information, even if such changes are considered material as they generally relate to Seller or to USOL Holdings, Inc. or to US-Austin Cable Ltd., shall not be considered a failure to satisfy this Section
10.3 condition to closing as long as any such new information does not adversely affect (i) Seller's ability sell the Transferred Assets to Buyer free and clear of all Liens (other than Permitted Liens), (ii) Buyer's ability to utilize the Transferred Assets after the applicable Closing, or (iii) any aspects of the quality, character or value of the Transferred Assets, including, but not limited to, the matters covered by Sections 6.4, 6.5, 6.10, 6.11, 6.12, 6.14
(ii) and (iii), 6.19 or 6.21 (as it relates to the Transferred Assets).

         10.4. Receipt of Other Necessary Consents or Approvals. All other necessary consents or approvals of third parties (including without limitation any Governmental Authorities) in addition to those referred to in Sections 10.1 and 10.2, to any of the transactions contemplated hereby, the absence of which would adversely affect Buyer's rights hereunder, shall have been obtained. The form and substance of such consents and documentation shall be reasonably satisfactory to Buyer.

         10.5. No Adverse Litigation. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Transferred Assets to Buyer or any other transaction contemplated hereby, or which might materially and adversely affect the right of Buyer to own, operate or control the Transferred Assets.


                                   ARTICLE XI
                     Conditions to Obligations of the Seller

         The obligations of the Seller to sell the Transferred Assets shall be subject to the fulfillment at or prior to each Closing Date of each of the following conditions:

         11.1. Accuracy of Representations and Warranties and Compliance With Obligations. (a) All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of each Closing as if then made without giving effect to any revisions or supplements to Buyer's disclosure schedules.

                  (b) Each of the representations and warranties in Sections 7.2 and 7.7, and each of Buyer's representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of each Closing as if then made, without giving effect to any revisions or supplements to Buyer's disclosure schedules.

                  (c) Buyer shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to each Closing Date including Buyer's deliveries as required under
Section 5.2.2.

         11.2. Consent of Seller's Lenders. Seller shall have obtained a consent from the lenders under its Credit Agreement dated December 30, 1999, as amended, to permit the transactions contemplated by this Agreement and to modify Seller's financial covenants in a manner reasonably acceptable to Seller.


                                   ARTICLE XII
                          Certain Actions After Closing

         12.1. Delivery of Property Received After Closing. In the event that after Closing, a party receives any checks or other payments that belong to the other party, such party shall be entitled to deposit and collect such amounts but shall promptly transfer the amounts so deposited or collected to the party entitled to receive same.

         12.2. Buyer Appointed Attorney for the Seller. Effective on each Closing Date, Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller, in the name of either Buyer or Seller (as Buyer shall determine in its sole discretion) but for the benefit and at the expense of Buyer (except as otherwise herein provided), (i) to institute and prosecute all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Transferred Assets (or other related rights arising after the Closing Date); and (ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Transferred Assets which arise after the Closing Date. Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         12.3. Execution of Further Documents. From and after each Closing, upon the reasonable request of Buyer, Seller shall execute, acknowledge and deliver all such further acts, deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in Buyer and protect its right, title and interest in all of the Transferred Assets, and as may be required or otherwise appropriate to carry out the transactions contemplated by this Agreement, including notices signed by Seller and Buyer to be filed of record and to reflect the transfer of the ROEs to Buyer.

         12.4.   Employment   by   the   Buyer   of  the   Seller's   Employees;
Non-Solicitation

                  12.4.1. Buyer shall evaluate and consider for employment under its own hiring policies, procedures and standards any of Seller's technical employees working in the Systems identified by Seller; provided, however, that Buyer shall have no obligation whatsoever, to employ any of the persons currently employed by Seller. Nor shall Buyer have any obligation to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of Seller. Seller shall compensate its employees for all amounts due to such employees for compensated absences accrued as of each Closing Date, including vacation, holiday and sick pay benefits.

                  12.4.2. Seller shall be solely responsible for compliance with COBRA, including the health care continuation coverage provisions thereof, with respect to any employee of Seller who is terminated on or before any Closing Date or with respect to whom a qualifying event occurs before or on any Closing Date, whether such termination or qualifying event occurs in connection with the consummation of this transaction or otherwise. Moreover, Seller will remain solely liable with respect to any retiree medical obligations concerning the employees of the Seller, regardless of whether the Buyer subsequently hires any such employee.

                  12.4.3. Buyer shall not solicit for employment of any of Seller's employees, other than Seller's technical employees identified by Seller, who are employed with respect to Systems acquired by Buyer. Seller shall not solicit for employment of any of Buyer's employees. The placing of general advertisements by Seller or Buyer requesting applications for employment or the unsolicited receipt of an application for (or an inquiry relating to) employment, shall not constitute solicitation that violates this Section 12.4.3.

         12.5. Payment of Obligations. From and after each Closing, the Seller shall pay and perform all of its obligations with respect to the Excluded Liabilities (which include, without limitation, trade payables of the Seller) when due and prior to the time any thereof shall become delinquent, and Seller shall provide evidence thereof to the Buyer from time to time as requested.

         12.6. Buyer's Right of Set-off. In the event that Seller fails to promptly pay Buyer any sums due to Buyer pursuant to this Agreement, Buyer may, upon notice to Seller specifying in reasonable detail the basis therefore, set-off the amount to which Buyer may be entitled pursuant to Article XIII against amounts otherwise payable to Seller pursuant to this Agreement. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute a default under this Agreement. No exercise or failure to exercise such right of set-off shall constitute an election of remedies by Buyer.

         12.7. Payments with Respect to Buy-outs of ROEs. Seller and Buyer acknowledge that certain of the ROEs for the MDU Properties contain provisions allowing the owner of the MDU Property to buy the interest of the ROE owner in the ROE and the wiring and equipment of the ROE owner utilized in the MDU Property. Attached as Schedule 12.7 is a list of the ROEs that Seller represents are the ROEs that have such buy-outs, excluding any buy-out that is tied to the performance of the ROE owner. If any buy-out of a ROE is exercised by the owner of a MDU Property within the first twelve (12) months after the Closing of Buyer's acquisition of the related ROE, then Seller will pay to Buyer the total Door Fees paid by Buyer under this Agreement for such ROE and Buyer shall be entitled to retain all amounts paid to Buyer by the owner of the MDU Property. If any such buy-out is exercised by the owner of the MDU Property after twelve
(12) months, but before forty-eight (48) months, following the Closing of Buyer's acquisition of the related ROE, Seller will pay to Buyer an amount equal to the Door Fees paid by Buyer for such ROE, less the amount paid to the Buyer by the owner of the MDU Property. If a buy-out is exercised by the owner of a MDU Property more than forty-eight (48) months after the Closing of Buyer's acquisition of the related ROE, Seller will have no obligation to make payments to Buyer with respect to such exercise of the owner's buy-out right.

                                  ARTICLE XIII
                                 Indemnification

         13.1. Agreement by Seller to Indemnify. Seller agrees that it will indemnify and hold Buyer harmless in respect of the aggregate of all Buyer's Indemnifiable Damages (as herein defined).

                  13.1.1. "Buyer's Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel and paralegal fees and expenses) incurred or suffered by Buyer, on a pre-tax basis, together with interest thereon from the date of loss until paid at the rate of 10% per annum, to the extent (i) resulting from any breach of a representation or warranty of Seller in or pursuant to Article VI or elsewhere herein; (ii) resulting from any breach of the covenants or agreements of Seller in this Agreement; or (iii) resulting from the failure of Seller to pay, discharge or perform any liability or obligation of Seller which is not expressly assumed by Buyer pursuant to this Agreement or resulting from any dispute concerning any such liability or obligation.

                  13.1.2. Without limiting the generality of the foregoing, with respect to the measurement of Buyer's Indemnifiable Damages, Buyer shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of Seller been true and correct and had each of the covenants of Seller been performed in full.

                  13.1.3. Within ten (10) business days after Buyer has received written notice of or has actual knowledge of any claim by a person not a party to this Agreement (a "Third Person") or the commencement of any action or proceeding by a Third Person, Buyer shall give Seller written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Seller shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as Seller pursues the same in good faith and diligently. If Seller undertakes to defend or settle, it shall promptly notify Buyer of its intention to do so and Buyer shall cooperate with Seller and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing Seller with any books, records or information reasonably requested by Seller that are in Buyer's possession or control. Notwithstanding the foregoing, the Buyer shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for Seller from representing Buyer, in which case Seller will reimburse the Buyer for the expenses of its counsel); provided that Seller's counsel shall be lead counsel and shall determine litigation and settlement steps, strategy and the like. After Seller has notified the Buyer of its intention to undertake to defend or settle any such asserted liability, and for so long as Seller diligently pursues such defense, Seller shall not be liable for any additional legal expenses incurred by Buyer in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by Seller, in which event Buyer shall be reimbursed by Seller for reasonable additional legal expenses and out-of-pocket expenses and except as provided in the immediately preceding sentence. If Seller does not undertake to defend such matter to which Buyer is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Buyer may undertake such defense through counsel of its choice, at the cost and expense of Seller, and Buyer may settle such matter, and Seller shall reimburse Buyer for the amount paid in such settlement and any other liabilities or expenses incurred by Buyer in connection therewith.

                  13.1.4. A claim by Buyer for indemnification of any matter not involving a claim by a Third Person, may be asserted by notice to Seller.

                  13.1.5. Time Limitations on Claims Against Seller. If a Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to such Closing, other than those in Sections 6.2, 6.4 and claims relating to Seller's obligation to pay Excluded Liabilities (the "Extended Claims"), unless on or before eighteen (18) months after the applicable Closing Date Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail; provided, however, that any Extended Claims or a claim for indemnification or reimbursement based upon any obligation to be performed and complied with after a Closing may be made at any time.

         13.2. Agreement by Buyer to Indemnify. Buyer agrees that it will indemnify and hold Seller harmless in respect of the aggregate of all Indemnifiable Damages (as herein defined).

                  13.2.1. "Seller's Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel and paralegal fees and expenses) incurred or suffered by Seller, on a pre-tax basis, together with interest thereon from the date of loss until paid at the rate of 10% per annum, to the extent (i) resulting from any breach of a representation or warranty of Buyer in or pursuant to Article VII or elsewhere herein; (ii) resulting from any breach of the covenants or agreements of Buyer in this Agreement; or (iii) resulting from the failure of Buyer to pay, discharge or perform the Assumed Liabilities.

                  13.2.2. Without limiting the generality of the foregoing, with respect to the measurement of Seller's Indemnifiable Damages, Seller shall have the right to be put in the same financial position as it would have been in had each of the representations and warranties of Buyer been true and correct and had each of the covenants of Buyer been performed in full.

                  13.2.3. Within ten (10) business days after Seller has received written notice of or has actual knowledge of any claim by a person not a party to this Agreement (a "Third Person") or the commencement of any action or proceeding by a Third Person, Seller shall give Buyer written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Buyer shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as Buyer pursues the same in good faith and diligently. If Buyer undertakes to defend or settle, it shall promptly notify Seller of its intention to do so, Seller shall cooperate with Buyer and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing Buyer with any books, records or information reasonably requested by Buyer that are in Seller's possession or control. Notwithstanding the foregoing, the Seller shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for Buyer from representing Seller, in which case Buyer will reimburse the Seller for the expenses of its counsel); provided that Buyer's counsel shall be lead counsel and shall determine litigation and settlement steps, strategy and the like. After Buyer has notified the Seller of its intention to undertake to defend or settle any such asserted liability, and for so long as Buyer diligently pursues such defense, Buyer shall not be liable for any additional legal expenses incurred by Seller in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by Buyer, in which event Seller shall be reimbursed by Buyer for reasonable additional legal expenses and out-of-pocket expenses and except as provided in the immediately preceding sentence. If Buyer does not undertake to defend such matter to which Seller is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Seller may undertake such defense through counsel of its choice, at the cost and expense of Buyer, and Seller may settle such matter, and Buyer shall reimburse Seller for the amount paid in such settlement and any other liabilities or expenses incurred by Seller in connection therewith.

                  13.2.4 A claim by Seller for indemnification of any matter not involving a claim by a Third Person, may be asserted by notice to Buyer.

                  13.2.5 Time Limitations on Claims Against Buyer. If a Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to such Closing, other than those in Sections 7.2, and claims relating to Buyer's obligation to pay Assumed Liabilities (the

"Extended Claims"), unless on or before eighteen (18) months after the applicable Closing Date, Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail; provided, however, that any Extended Claims or a claim for indemnification or reimbursement based upon any obligation to be performed and complied with after a Closing may be made at any time.

         13.3. Indemnification Threshold. Neither party shall have any obligation to indemnify the other until the aggregate damages from all claims for Buyer Indemnified Damages or Seller Indemnified Damages (which ever is applicable, hereinafter in this Section 13.3 referred to as the "Damages") suffered by the party seeking indemnity exceeds the sum of Two Hundred Twenty-five Thousand Dollars ($225,000.00). Provided, however, once the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) in aggregate of Damages from all claims as provided herein is exceeded, the total amount of the aggregate Damages suffered by the party seeking indemnity shall be collected without regard to the Two Hundred Twenty-five Thousand Dollars ($225,000.00) de minimis figure provided for herein.

         13.4. Mediation of Disputes. Any controversy, claim, or dispute arising out of or relating to this contract, or the breach thereof, that cannot be settled by good faith negotiation between the parties will be submitted for non-binding mediation prior to the exercise of any legal remedies by either party hereto. The mediator will be selected by mutual agreement of the parties.

         13.5. Enforceability of Modifications to Survival of Remedies. Seller and Buyer each acknowledge and agree (i) that the amounts involved in this Agreement are in excess of the amounts that permit the parties to limit the survival periods of their remedies under Section 16.070 of the Texas Civil Practices and Remedies Code and (ii) that such statute otherwise applies to this transaction.


                                   ARTICLE XIV
                                  Miscellaneous

         14.1. Transaction Expenses. Each party shall bear its own expenses incurred in connection with the transactions contemplated hereby. Buyer will indemnify and hold harmless the Seller from the commission, fee or claim of any person or entity employed or retained or claiming to be employed or retained by Buyer to bring about, or to represent it in, the transactions contemplated hereby. Seller will indemnify and hold harmless Buyer from the commission, fee or claim of any person or entity employed or retained or claiming to be employed or retained by Seller to bring about, or to represent any of them in, the transactions contemplated hereby.

         14.2. Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         14.3.    Termination.

                  14.3.1. Anything to the contrary herein notwithstanding, this Agreement may be terminated and the subsequent transactions contemplated hereby may be abandoned:

                           (a) By the mutual written consent of all of the parties hereto at any time prior to any Closing Date;

                           (b) By Buyer, if Seller has not satisfied Buyer's Condition of Closing set forth in
                                    Section 10.1 and Buyer's other conditions of the Initial Closing on or prior to December 31, 2001 (other than as a result of the failure of Buyer to satisfy its obligations under this Agreement);

                           (c) By Seller, if Buyer has not satisfied Seller's Conditions of the Initial Closing set forth in Section 11.1 on or prior to December 31, 2001 (other than as a result of the failure of Seller to satisfy its obligations under this Agreement);

                           (d) By the Buyer at any time prior to each Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Transferred Assets or any portion thereof to the Buyer or any other transaction contemplated hereby, or which might affect the right of the Buyer to own, operate in their entirety or control the Transferred Assets, or any material portion thereof, and which, in the reasonable judgment of the Buyer, makes it inadvisable to proceed with the transactions contemplated by this Agreement; and

                           (e) By any party in the event of the material breach by any other party of any provision of this Agreement, which breach is not remedied by the breaching party within 15 days after receipt of notice thereof from the non-breaching party.

                           (f) By Seller if Seller has used its Commercially Reasonable Best Efforts to satisfy Buyer's Condition of Closing set forth in Section 11.2, but such condition has not been satisfied on or prior to December 31, 2001.

         If this Agreement is terminated pursuant to clause (a) of this Section 14.3.1, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this paragraph 14.3.1 shall be without prejudice to any other rights or remedies of the respective parties. Except with respect to partial terminations of the obligation to acquire ROEs as to which consents are not obtained (as set forth in Section 5.1.5), any rightful termination by Buyer pursuant to the provisions of this Section 14.3.1 shall relieve Buyer of any obligation to pay Seller any portion of the Purchase Price as to the Transferred Assets not yet acquired.

                  14.3.2. The risk of any loss to the properties to be sold by the Seller hereunder and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of the Seller until the completion of each Closing. If any material part of said properties subject to the Closing shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, the Seller shall so notify the Buyer and the Buyer shall have the right and option:

                           (a) To terminate this Agreement, without liability to any party hereto as to any MDU Property and related Transferred Assets damaged by fire or other casualty; or

                           (b) To proceed with any given Closing hereunder, in which event such casualty shall not constitute a breach by the Seller of any representation, warranty or covenant in this Agreement, and the Buyer shall be entitled to receive and retain the insurance proceeds, if any, arising from such casualty.

         In the event that Buyer elects to terminate this Agreement as to a MDU Property and related Transferred Assets damaged by fire or casualty, Seller shall have the right within nine (9) months thereafter to rebuild and restore the Transferred Assets related to the MDU Property to a condition and quality at least equal to the condition and quality of Transferred Assets before the fire or casualty. If such Transferred Assets are so rebuilt and restored and Seller provides Buyer with one hundred twenty (120) days prior written notice of its intent to sell the rebuilt and restored Transferred Assets to Buyer, Buyer will purchase the Transferred Assets in accordance with the terms of the Agreement at a time designated by Buyer which is within one hundred twenty (120) days after Buyer's receipt of the notice of Seller's intent to sell the rebuilt and restored Transferred Assets. In the alternative, rather than rebuilding and restoring the damaged Transferred Assets, Buyer shall have the right to substitute comparable Transferred Assets and sell such substitute Transferred Assets to Buyer in accordance with the terms of this Agreement by giving one hundred twenty (120) days prior written notice of intent to sell such substitute

Transferred Assets to Buyer; provided that the Buyer shall have reasonable discretion to (i) determine whether the proposed substitute Transferred Assets are comparable to the damaged Transferred Assets, and (ii) the right to reject such substitute Transferred Asset if Buyer reasonably determines that they are not comparable.

         14.4. Remedies. Seller and Buyer acknowledge that, if either is in material breach or default of its covenants, agreements or obligations hereunder, the other would be irreparably damaged by such breach or default and that, in addition to the other remedies that may be available at law or in equity, the other party shall be entitled to specific performance of this Agreement and injunctive relief. All rights and remedies under this Agreement are cumulative of, and not exclusive of, any rights or remedies otherwise available, and the exercise of any of such rights or remedies shall not bar the exercise of any other rights or remedies.

         14.5. Entire Agreement. This Agreement, including the exhibits and schedules, and other documents executed and delivered contemporaneously with this Agreement, contain the entire agreement of the parties hereto with respect to the purchase of the Transferred Assets, and supersedes all prior understandings and agreements (oral or written) of the parties with respect to the subject matter hereof, including without limitation superseding and replacing the following documents: (i) that one certain nonbinding letter of intent dated July 10, 2001 (as amended August 8, 2001 and as amended August 17, 2001 and August 29, 2001), by and among Seller and Buyer. The separate Confidentiality Agreement dated April 4, 2001 between Seller and Buyer shall continue to be binding on the parties and survive all Closings. The parties expressly represent and warrant that in entering into this Agreement they are not relying on any prior representations made by any other party concerning the terms, conditions or effects of this Agreement which terms, conditions or effects are not expressly set forth herein. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits.

         14.6 Interpretation. The Recitals are incorporated as part of this Agreement. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be to an article, section, paragraph, clause, schedule or exhibit of this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Time shall be of the essence in this Agreement.

         14.7. Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         14.8. Notices. Any notice, consent, approval, request, acknowledgment, other communications or information to be given or made hereunder to any of the parties by any other party shall be in writing and (a) delivered personally, (b) sent by certified mail, postage prepaid, or (c) sent by facsimile (notices sent by facsimile must be sent and received on a Business Day prior to 5:00 p.m. at recipients location to be effective on such day and if sent after 5:00 pm on a Business Day the notice will be effective on the next Business Day) as follows:

         If to the Seller, addressed to:

                  USOL, Inc.
                  10300 Metric Blvd.
                  Austin, Texas  78758
                  Attention:  Seth Davis
                  Fax number:  (512) 651-3768

         With copy to:

                  Stahl, Martens & Bernal, L.L.P.
                  7320 N. MoPac, Suite 211
                  Austin, Texas  78731
                  Attn:  Brent Stahl
                  Fax number:  (512) 346-2712

         If to the Buyer, addressed to:

                  Grande Communications, Inc.
                  401 Carlson Circle
                  San Marcos, Texas   78666
                  Attention: J Findley
                  Fax number: (512) 878-4287

         With a copy to:

                  Grande Communications, Inc.
                  401 Carlson Circle
                  San Marcos, Texas   78666
                  Attention: General Counsel
                  Fax number: (512) 878-4287

                  Bickerstaff, Heath, Smiley, Pollan, Kever & McDaniel, L.L.P. 816 Congress, Suite 1700
                  Austin, Texas  78701-2443
                  Attn:  John E. Gangstad, Esq.
                  Fax number:  (512) 320-5638

Any party may change the address to which notices hereunder are to be sent to him or it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally shall be deemed to have been given on the date it is so delivered, any notice delivered by registered or certified mail shall be deemed to have been given on the date it is received, and any notice sent by facsimile shall be deemed to have been given on the date it was sent (so long as the sender receives confirmation of transmission and a hard copy of such notice is sent by U.S. mail).

         14.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein by residents thereof.

         14.10. Confidentiality; Publicity. Except as may be required by law or as otherwise permitted or expressly contemplated hereby, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party the subject matter or terms of this Agreement without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby will be issued by any party hereto without the prior approval of the other parties hereto, except that any party hereto may make such public disclosure which it believes in good faith to be required by law (in which case such party will consult with the other parties hereto prior to making such disclosure).

         14.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

         14.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior consent of the party hereto.

         14.13. Binding Effect; No Third Party Beneficiaries. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against Seller and Buyer and their respective successors and permitted assigns, and nothing herein expressed or implied shall be construed to give any other person or entity any legal or equitable rights hereunder.

         14.14. Additional Representations. Each party hereto expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself or himself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its or his own judgment in executing this Agreement;
(c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its or his own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's-length negotiations conducted by and among the parties and their counsel.



                  [Remainder of this page intentionally blank.]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

                                   SELLER:
                                   USOL, INC.
                                   A Delaware Corporation

                                   BY:___________________________
                                   Name:_________________________
                                   Title:___________________________


                                   BUYER:
                                   GRANDE COMMUNICATIONS, INC.
                                   A Delaware Corporation

                                   BY:______________________________
                                   Name:___________________________
                                   Title:_____________________________







U.S.-Austin  Cable  Associates  I,  Ltd.,  does  hereby  join in  this  Purchase
Agreement for the limited purpose of (i) agreeing to convey to Buyer in accordance with the terms of this Purchase Agreement that portion of the Transferred Assets which is owned by the undersigned and (ii) agreeing that the consideration to be paid by Buyer for the assets so conveyed may be paid to USOL, Inc. and that Buyer shall have no obligation to see to the proper application of such sales proceeds.

                                     U.S.-Austin Cable Associates I, Ltd.


                                     BY: USOL, Inc., General Partner

                                     BY:__________________________,
                                     its ___________________________

                                   SCHEDULE A
                            *[Intentionally Omitted.]













*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                   SCHEDULE B
                            *[Intentionally Omitted.]










*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                   SCHEDULE C
                 Cities and Towns in Austin/San Antonio Corridor

City

Austin
San Marcos
West Lake Hills
Sunset Valley
Pflugerville
Buda
Round Rock
*Rollingwood
*Cedar Park
*Georgetown
*Kyle
*Leander

New Braunfels
San Antonio
Windcrest
Universal City
Alamo Heights
Schertz
Hollywood Park
Olmos Park
Kirby
Balcones Heights
Selma
Garden Ridge
Cibolo
Converse
Leon Valley
Terrell Hills
Live Oak
Castle Hills Hill Country Village
*Shavano Park

NOTE: Grande shall not be obligated to provide any service to starred properties until such time as they have received an enforceable franchise for each respective area.

                                    EXHIBIT A

                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of ____________, 2001, by USOL, Inc., a Delaware corporation ("Seller"), and Grande Communications, Inc., a Delaware corporation ("Buyer"). The sale, assignment and assumption accomplished by this Agreement is made in connection with a certain Purchase Agreement dated ___________, 2001, between Seller and Buyer (the "Purchase Agreement"). Capitalized terms used herein shall have the meanings assigned to them in the Purchase Agreement unless the context requires otherwise.

         By this Agreement, Seller assigns, transfers, and conveys to Buyer all of its rights, title, and interest in and to that portion of the Transferred Assets described on Schedule 1 attached hereto (the "Scheduled Transferred Assets") to have and to hold all and singular the Scheduled Transferred Assets unto Buyer and its successors and assigns to their own use and behalf forever, and Buyer assumes, accepts, and undertakes and agrees to perform and discharge when due that portion of the Assumed Liabilities described on Schedule 2 attached hereto (the "Scheduled Assumed Liabilities") (as Buyer of the Scheduled Transferred Assets and Scheduled Assumed Liabilities from Seller) arising from and after the date of this Agreement.

         Except for the Scheduled Assumed Liabilities, Assignee does not assume and shall not be obligated to pay, perform, or discharge any liability, obligation, debt, charge, or expense of Seller of any kind, description, or character, whether accrued, absolute, contingent, or otherwise.

         Seller hereby warrants to Buyer that Seller is the lawful owner of the Scheduled Transferred Assets, that all components of the Scheduled Transferred Assets are free from any mortgage, pledge, lien, charge, encumbrance, lease or security interest, except with regard to the Permitted Liens, and that Seller has good right as to all persons to sell the same as aforesaid; and Seller hereby covenants with Buyer that Seller, to the extent of the foregoing warranty, will warrant and forever defend all such components and the Scheduled Transferred Assets against the claims and demands of all persons. This Bill of Sale is binding on Seller and its successors and assigns and inures to the benefit of Buyer and its successors and assigns.

         Buyer agrees to indemnify and hold Seller harmless for the Scheduled Assumed Liabilities in accordance with the provisions of Section 13.2 of the Purchase Agreement. Seller agrees to indemnify and hold Buyer harmless from all of the Excluded Liabilities (as defined in the Purchase Agreement), in accordance with the provisions of Section 13.1 of the Purchase Agreement.

         This Agreement shall be governed by and interpreted and enforced in accordance with the internal laws of the State of Texas without regard to conflicts of law principles (whether of the State of Texas or any other jurisdiction) that would result in the application of the laws of any jurisdiction other than the State of Texas.

         Signed as of the date first written above.

                                   SELLER:
                                   USOL, INC.
                                   A Delaware Corporation


                                   By:
                                      ---------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                         ------------------------------------



                                   BUYER:
                                   GRANDE COMMUNICATIONS, INC.
                                   A Delaware Corporation


                                   By:
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                  2.1.1 CHART


                            *[Intentionally Omitted.]














*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                 SCHEDULE 2.1.1
                                 --------------

                     Equipment included in Transferred Asset
                     ---------------------------------------


The following categories of Equipment are part of the Transferred Assets to the extent such category is marked with an "x" in the chart immediately following this page. All MDU Properties listed in the chart immediately following this page have the Transferred Assets described below if such chart has an "x" marked under such category for such MDU Property.

Cable Plant
-----------
Fixed assets include the medium for transporting cable signals from the headend room to the buildings (outside plant). This is comprised of various grades of buried coaxial cable, CATV pedestals, building entrance terminals/lockboxes and active/passive devices.

Phone Plant
-----------
Fixed assets include the medium for transporting telephone signals from the switch room to the buildings (outside plant). This is comprised of various grades of buried telephone cable, MPOE, telephone pedestals, 50 and 100 pair protectors (gas and solid state), building entrance terminals/lockboxes and active/passive devices.

Analog Converter Boxes
----------------------
Converter boxes are equipment that allows for the reception of a cable signal via a set-top box located in the user's apartment.

Traps
-----
Traps include tap-mounted subscriber devices utilized to remove or add cable services at the unit level. This includes positive and negative traps. If Buyer in its sole discretion determines traps will not be used on the property on which they are located, they will be transferred to Seller at no cost. Seller will be responsible for removing the traps from the property.

Utility Buildings - Removable
-----------------------------
Removable utility buildings include non-permanent rooms for storage of headend equipment. Buyer will assume any recurring cost associated with the building. If Buyer in its sole discretion determines any removable building will not be used on the property on which it is located, it will be transferred to Seller at no cost. Seller will be responsible for removing the building from the property.

Service Equipment - Plant
-------------------------
Service equipment includes miscellaneous assets used in the maintenance of the Cable or Phone outside plant.

Security Equipment
------------------
Security fixed assets includes cameras and equipment that allow for residents to monitor a "gate" camera channel at the property.

PBX Systems
-----------
Includes on-premise PBX (key systems) used by leasing offices to support their internal office phone system.

Spare Parts
-----------
Spare materials located on the MDU Property used in the outside plant for maintenance purposes, including active and passive devices.

                                 SCHEDULE 2.1.3
                                 --------------

                            *[Intentionally Omitted].













*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                 SCHEDULE 2.1.4
                                 --------------

                                      None

                                 SCHEDULE 2.1.6
                                 --------------

                                   Contracts
                                   ---------


None.

                                   2.2 CHART

                            *[Intentionally Omitted]
















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                  SCHEDULE 2.2
                                  ------------

                                 Excluded Assets
                                 ---------------

The Excluded  Assets are  everything  not  described as a  Transferred  Asset on
Schedule 2.1.1. Without limiting the foregoing, some of the Excluded Assets located on the MDU Properties are described below.

SMATV/Headend Equipment
-----------------------
Headend equipment includes assets that receive, modulate, process, amplify and combine television signals for transmission through television coaxial cable. Headend equipment includes relay racks, modulators, processors, combiners, digicyphers, IRD's, multi-switches, QAM transcoders, encoders, off-air antennae and satellite dishes.

Microwave Equipment
-------------------
Microwave   equipment   includes   assets   utilized  in18  GHz   point-to-point
transmission and reception. Such assets include receivers, receiving dishes, splitting networks, transmitters, transmit dishes and dehydrators.

Phone Switch Equipment
----------------------
Telephone equipment includes the primary DXC, LXC and LIM telephone switching and routing equipment. Phone switch equipment includes racks/cabinets, power supplies, batteries, CSU/DSU and switch cabling.

Towers and Monopoles
--------------------
Towers and monopoles include the support structures and equipment used to transmit and/or receive cable television signals. Such assets include transmit towers/monopoles and receive towers/monopoles. Tower/monopole bases/platforms will remain.

Service Equipment
-----------------
Service equipment includes miscellaneous assets used in the maintenance of USOL headends, microwave and switch equipment. Service equipment includes spare parts, tools and test equipment.

Digital Converter Boxes
-----------------------
Converter boxes are equipment that allows for the reception of a cable signal via a set-top box located in the users apartment. Any customer receiving digital cable service requires a converter box to receive this service.

Interdiction Equipment
----------------------
Interdiction equipment (addressable taps) allows for the remote upgrading and downgrading of cable services at multiple properties via a "controller" which is kept in a central location. Seller will remove interdiction housings. Grande will be responsible for replacing Interdiction taps with their own taps.


Without limiting the foregoing, the some of the Excluded Assets are identified by an "x" marked next to the applicable MDU Property for the applicable category above on the chart that immediately follows this page. Any item identified by an "x" on such chart is part of the Excluded Assets.

                                  SCHEDULE 3.2
                                  ------------

                               Assumed Liabilities
                               -------------------


1. All  obligations  of Seller  under all of the ROEs  listed  or  described  in
Section 2.1.3 of the Agreement or in Schedule 2.1.3 of the Agreement.

2. All obligations of Seller under all of the Subscriber Agreements in effect as of each Closing under the ROEs listed or described in Section 2.1.3 of the Agreement or in Schedule 2.1.3 of the Agreement; provided, however, Buyer shall not assume any obligations to refund prepayments made by Subscribers, nor shall Buyer assume any obligations to refund deposits made by Subscribers.

                                  SCHEDULE 4.4
                                  ------------

                            *[Intentionally Omitted].












*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                  SCHEDULE 5.1
                                  ------------

                            *[Intentionally Omitted].



















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                  SCHEDULE 6.1
                                  ------------

                          Ownership Interest of Seller
                          ----------------------------



Ownership of 50,000,000 outstanding shares (99%) of the common stock of TheResidentClub, Inc., a Delaware Corporation.

     50% general partnership interest in U.S.- Austin Cable Associates I, Ltd., a Texas Limited Partnership.

                                  SCHEDULE 6.3
                                  ------------

                                Required Consents
                                -----------------

1. Consents from owners of the MDU Properties under the ROEs listed or described in Section 2.1.3 of the Agreement or in Schedule 2.1.3 to the Agreement, to the extent such consents are required under the terms of such ROEs.

2. Consent from the Seller's lenders under its Credit Agreement dated December 30, 1999, as amended, to permit the transactions contemplated by this Agreement and to modify Seller's financial covenants in a manner reasonably acceptable to Seller.

                                  SCHEDULE 6.4
                                  ------------

                 Liens to be Released at each applicable Closing
                 -----------------------------------------------

1. At each Closing, all Liens held by Seller's lenders under its Credit Agreement dated December 30, 1999, as amended, must be released as to the ROEs that are the subject of each such Closing.

2. Any Liens held by applicable governmental authorities in connection with Travis County, et al v U.S. On-Line Cable, L.L.C. and a/k/a U.S. OnLine Communications, L.L.C., Cause No. GV-101743, Travis County, Texas.

                                  SCHEDULE 6.5
                                  ------------


                            *[Intentionally Omitted.]




















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                  SCHEDULE 6.7
                                  ------------

              Exceptions as to Seller's Empoloyee Representations
              ---------------------------------------------------


None.

                                  SCHEDULE 6.8
                                  ------------

                            *[Intentionally Omitted].

















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                  SCHEDULE 6.9
                                  ------------

                            *[Intentionally Omitted].



















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                 SCHEDULE 6.10
                                 -------------

                            *[Intentionally Omitted]





















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                SCHEDULE 6.10(f)
                                ----------------

                            *[Intentionally Omitted].
























*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                SCHEDULE 6.11(c)

                                 SYSTEMS STATUS

                            *[Intentionally Omitted]













*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                 SCHEDULE 6.13
                                 -------------

                            *[Intentionally Omitted]



















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                SCHEDULE 6.18
                                -------------

                            *[Intentionally Omitted].



















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                 SCHEDULE 12.7
                                 -------------

                            *[Intentionally Omitted]

















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                    EXHIBIT B


                    FORM OF OPINION OF COUNSEL TO THE SELLER
                    ----------------------------------------

________   ____, 2001

Grande Communications, Inc.
401 Carlson Circle
San Marcos, Texas 78666

Ladies and Gentlemen:

     We have acted as counsel to USOL, Inc., ("Seller") a Delaware corporation, and U.S.-Austin Cable Associates I, Ltd., ("USACA") a Texas limited partnership, in connection with the Purchase Agreement, dated August ___, 2001 (the "Agreement"), among Seller, and Grande Communications, Inc., a Delaware corporation ("Buyer") and being joined by USACA. This is the opinion letter contemplated by Section 5.2.1(e) of the Agreement. All capitalized terms used in this opinion letter without definition have the respective meanings given to them in the Agreement.

     Our opinions are limited in all respects to the substantive law of the State of Texas and the General Corporation Law of the State of Delaware, and the federal law of the United States, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     1. DOCUMENTS REVIEWED

     (a) Documents Reviewed -Transaction Documents. As counsel to Seller, we have reviewed the following documents and instruments (collectively, the "Transaction Documents"):

          (i) the Agreement;

          (ii) the Bill of Sale and Assignment and Assumption Agreement;

          (iii) the Services Agreement (together with the form of Interim System Management Agreement attached thereto); and

          (iv) any additional documents and instruments to be delivered by Seller or USACA at the Closing.

     (b) Other Documents Reviewed. As counsel to Seller, we have reviewed the following documents and instruments:

          (i) copies of resolutions adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of the Transaction Documents and certified by the Seller's Secretary (unless such resolutions are effected by unanimous written consent of the Seller's directors, in which instance no secretary's certificate is relied upon); and

     2. QUALIFICATIONS

     Whenever any of the phrase "to the best of our knowledge," "to our knowledge," "known to us," or words of similar import, appears in this Opinion, it means, unless otherwise expressly stated herein, (a) we have relied exclusively on the review of the documents described in paragraphs (i) through
(iv) above and the Officer's Certificates referred to above, (b) we have made no examination of public records (including, without limitation, the plaintiff or defendant indices of state and federal courts), whether or not examination or investigation might otherwise be reasonable or prudent and (c) no attorney (1) who has participated in representing the Seller during the last twelve months and (2) who is currently employed by or is a member of this firm has any conscious awareness of facts which indicates that any of the opinions contained herein which are made to our knowledge are untrue. Unless otherwise expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts or other information and no inference as to the existence or absence of such facts should be drawn from our representation of the Seller.

     3. ASSUMPTIONS

     In our examination, we have assumed, without investigation or inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In addition, we have, without investigation or inquiry, assumed (i) that all of the parties to such documents have all requisite power and authority to execute, deliver and perform their respective obligations under each of the documents to which they are a party (other than the power and authority of the Seller and USACA to execute, deliver and perform its obligations under the Transaction Documents); (ii) that each of the documents has been duly authorized by all necessary action on the part of such parties (other than due authorization of the Transaction Documents by the Seller and USACA) as are a party thereto; (iii) that each of the documents has been duly executed and delivered by such parties as are a party thereto (other than due execution and delivery of the Transaction Documents by the Seller and USACA); and (iv) that each of the documents are valid, binding and enforceable obligations of all parties (other than upon the Seller and USACA).

     As to the truth and accuracy of all factual matters which are relevant to this Opinion, we have relied, without investigation or inquiry, solely upon certificates or other comparable documents of officers or other representatives of the Seller (the "Officer's Certificates"), certificates of governmental agencies and upon the representations and warranties of each of the parties contained in the Agreement and upon the relevant facts stated therein, all of which we have assumed to be true and complete.

     4. OPINIONS

     On the basis of the foregoing and in reliance thereon, and on the basis of such other matters as we deemed relevant under the circumstances, and upon consideration of the applicable Texas and United States federal laws, subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that as of the date hereof:

     (a) The Agreement, the Bill of Sale and Assignment and Assumption Agreement, the Services Agreement and the other Transaction Documents have been duly authorized, executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms. The Agreement and the Bill of Sale and Assignment and Assumption Agreement, have been duly executed and delivered by USACA and constitute the valid and binding obligation of USACA, enforceable against USACA in accordance with its terms. This opinion is subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action of law).

     (b) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to execute and deliver the Agreement and consummate the transactions contemplated by the Agreement and the other Transaction Documents, and is duly qualified and in good standing as a foreign corporation in the State of Texas. USACA is a limited partnership, validly existing and in good standing under the laws of the State of Texas and USOL, Inc., its general partner, has the requisite power and authority to execute and deliver the Agreement and the Bill of Sale and Assignment and Assumption Agreement.

     (c) Neither the execution and delivery of the Agreement nor the consummation of any or all of the transactions contemplated in the Agreement and the other Transaction Documents (a) violates any provision of the certificate of incorporation or bylaws (or other governing instrument) of Seller; (b) to our knowledge, breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or results in the termination of, or accelerates the performance required by, or excuses performance by any Person of any of its obligations under, or causes the acceleration of the maturity or any debt or obligation pursuant to, or results in the creation or imposition of any Lien upon any property or assets of Seller; or (c) to our knowledge, violates any statute, law, regulation or rule, or any judgment, decree or order known to us of any court or other Governmental Authority applicable to Seller. For purposes of this opinion, we have relied upon a certificate of an officer of Seller as to the existence and identity of judgments, decrees or orders of court covered by this paragraph.

     (d) To our knowledge no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required by Seller in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement or the other Transaction Documents.


     We hereby confirm to you that to our knowledge there is no proceeding by or before any court or Governmental Authority pending or overtly threatened against or involving Seller or USACA that questions or challenges the validity of the Agreement or any action taken or to be taken by Seller or USACA pursuant to the Agreement or in connection with the transactions contemplated by the Agreement and the other Transaction Documents.


     Our opinion set forth in Paragraph (b) above that the Seller is validly existing and in good standing under the laws of the State of Delaware is given as of the dates set forth below and it is based solely upon:

          (i) copies of the Certificate of Incorporation of Seller, certified by the Secretary of State of Delaware as of _______;

          (ii) a letter of good standing with respect to the Seller from the Secretary of State of the State of Delaware, dated ______ ___, 200__.

          (iii) copies of the Bylaws of Seller, certified to be true and correct by the Secretary of Seller;

          (iv) copies of the Certificate of Authority of Seller to do business in the State of Texas dated ________;

          (v) copies of certificates from the Comptroller of Public Accounts of Texas and from the Secretary of State of dated ________ Texas indicating that Seller is good standing in the State of Texas;


     Our opinion set forth in Paragraph (b) above that the USACA is validly existing and in good standing under the laws of the State of Texas is given as of the dates set forth below and it is based solely upon:

          (i) the Certificate of Limited Partnership; and

          (ii) a letter of good standing with respect to USACA from the Secretary of State of the State of Texas, dated ______ ___, 200__.

          (iii) copies of certificates from the Comptroller of Public Accounts of Texas and from the Secretary of State of dated ________ Texas indicating that USACA is in good standing in the State of Texas;


     With respect to our opinion set forth in Paragraph (b) above, that the Seller has the "corporate power and authority" to take certain action, we interpret that phrase to mean that the action would not be ultra vires with respect to the Seller. The opinions with respect to "corporate power and authority" of the Seller do not, however, extend to any other federal, state or local authorizations or approvals; however, we are not aware of any such required authorization or approvals which have not been obtained.


     With respect to our opinion set forth in Paragraph (b) above, that USACA has the "requisite power and authority" to take certain action, we interpret that phrase to mean that the action would not be ultra vires with respect to USACA. The opinions with respect to "requisite power and authority" of USACA do not, however, extend to any other federal, state or local authorizations or approvals; however, we are not aware of any such required authorization or approvals which have not been obtained.


     The opinion in Paragraph (a) above is also subject to the following qualifications:

          (1)  enforceability  may  be  subject  to or  limited  by  bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws relating to or affecting creditors' rights generally, or the appointment of a receiver or conservator pursuant to state or federal laws;

          (2) the availability of equitable remedies, specific performance and injunctive relief is subject to the discretion of the court before which any proceeding therefor is brought;

          (3) the enforceability of certain covenants may be limited to the extent that the court before which any proceeding for the enforcement thereof is brought concludes that such enforcement would be unreasonable, unconscionable or unnecessary for the protection of the parties to such agreement under existing circumstances;

          (4) enforcement of certain rights may be unavailable if any of the parties seek to enforce their rights other than in good faith or other than in a manner in which it is commercially reasonable to do so;

          (5) rights to indemnity may be limited by applicable state and federal securities laws or the public policy underlying such laws;

          (6) waivers of statutes of limitations, notice, jury trial, due process and choice of venue, forum or law clauses may contravene public policy and statutory and case law, and therefore may be unenforceable;

          (7) contractual provisions waiving broadly or vaguely stated rights or unknown future rights, and/or provisions that rights or remedies are not exclusive, that every right and remedy is cumulative and may be exercised in addition to or together with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more others, may be unenforceable; and

          (8) enforceability may be subject to or limited by the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.


     We  expresses  no  opinion  with  respect  to  (i)  the  enforceability  of provisions in the Transaction Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, waivers of jury trials, or waivers of benefits of appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; (ii) the lawfulness of enforceability of exculpation clauses, confession of judgment clauses, clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to the foregoing clauses insofar as any of the foregoing are contained in the Transaction Documents; (iii) the enforceability of the indemnification provisions to the extent they purport to indemnify a person for such person's own negligence or any violation of federal or state securities or blue sky laws;
(iv) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court; (v) the enforceability of non-competition provisions; (vi) any matters relating to title; (vii) any matters relating to the priority or perfection of any liens or other encumbrances; (viii) any matters related to telecommunications, telephone, cable, or Internet laws; (ix) any matters related to the laws or regulations of the Texas Public Utility Commission or any matter related thereto; or (x) any matters related to the laws of the Federal Communications Commission, Federal Aviation Administration, or the U.S. Trademark Office.


     As to our opinions set forth above, we do not opine as to, and we have not reviewed or examined: (i) any local, municipal, county, district or regional law, statute, order, decree, administrative record, policy, procedure, guideline, rule, requirement, regulation or notice; or (ii) any policy, procedure, guideline, rule, requirement or regulation that is privileged, confidential, internal, unpublished, or not of public record or widely disseminated at the date of this opinion.

     Our opinions are limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware where expressly noted and to federal law as applied in the State of Texas. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon the unofficial compilation thereof contained in the CSC Annotated [ 200___ ] Edition of Delaware Laws Affecting Business Entities, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     The opinions expressed herein are subject to statutory, regulatory and case law developments after the date hereof. With your consent and concurrence, this Opinion is limited to facts and applicable law in existence as of the date hereof and we do not undertake and expressly disavow any duty or obligation to advise you of any change in facts or applicable law after the date hereof, whether or not relating to the specific issues addressed in this Opinion, and you may not rely upon us in any respect with regard to continuing advice concerning changes in applicable law or facts after the date of this Opinion.


     This Opinion (a) has been furnished to you at your request, and we consider it to be a confidential communication, which may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent; (b) is rendered solely for your information and assistance in connection with the above transaction and may not be relied upon by any other person or for any other purpose without our prior written consent; (c) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes (including any changes in law) or any new developments which might affect any matters or opinions set forth herein; and (d) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

     You are hereby notified that (i) we do not consider you to be our client in the matters to which this opinion letter relates, (ii) neither the Texas Code of Professional Responsibility nor current case law clearly articulates the circumstances under which an attorney may give a legal opinion to a person other than the attorney's own client, (iii) a court might determine that it is improper for us to issue, and for you to rely upon, a legal opinion issued by us when we have acted as counsel to the Seller and USACA in connection with the Transaction Documents, and (iv) you may wish to obtain a legal opinion from your own legal counsel as to the matters addressed in this opinion letter.

Very truly yours,

STAHL, MARTENS & BERNAL, L.L.P.



By: _____________________________

                                    EXHIBIT C
                                    ---------

                          OPINION OF COUNSEL FOR BUYER

USOL, Inc.
10300 Metric Blvd.
Austin, Texas    78758


Gentlemen:

     We have acted as counsel to Grande Communications, Inc., a Delaware corporation ("Buyer"), in connection with the Purchase Agreement dated August _____, 2001 (the "Agreement"), between USOL, Inc. and Buyer and joined in by U.S. - Austin Cable Associates I, Ltd., a Texas limited partnership. This is the opinion (the "Opinion Letter") of Buyer's legal counsel contemplated by Section 5.2.2(g) of the Agreement. All capitalized terms used in this Opinion Letter without definition have the respective meanings given to them in the Agreement.

1.   DOCUMENTS REVIEWED

     (a) Documents Reviewed - Transaction Documents. As counsel to Buyer, we have reviewed the following documents and instruments (collectively, the "Transaction Documents"):

          (i)       the Agreement;
          (ii)      the Services Agreement;
          (iii)     the Bill of Sale and Assignment and Assumption;
          (iv)      the Interim Systems Management Agreement; and
          (v) [List any other documents to be delivered by Buyer at the Closing]

     (b) Documents Reviewed - Other Documents Examined. In addition to the Transaction Documents, other documents we have examined in rendering this Opinion Letter and upon which we have relied, are as follows:

          (i) the Certificate of Incorporation of Buyer, certified to be true and correct by the Secretary of State of Delaware;
          (ii) the Bylaws of Buyer, certified to be true and correct by the Secretary of Buyer;
          (iii) a copy of the Certificate of Authority of Buyer to transact business in the State of Texas, certified by the Secretary of State of Texas;
          (iv) Certificates from the Secretary of State of Delaware and Texas and the Texas Comptroller of Public Accounts indicating that Buyer is in good standing in the States of Delaware and Texas;

          (v) Certificate from the Secretary of Buyer verifying the authority of the appropriate officers of Buyer to execute, deliver, and perform the Transaction Documents; and
          (vi) Certificate of [title of officer] of Buyer, dated the date hereof certifying as to certain factual matters (the "Buyer Certificate").

2.   QUALIFICATIONS TO FACTUAL EXAMINATION

     We have been furnished with and examined original or copies, certified or otherwise identified to our satisfaction, of all such records of Buyer, agreements and other instruments, certificates of officers and representatives of Buyer, certificates of public officials and other documents, and we have had such discussions with appropriate officers of Buyer as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently verified or established, relied upon certificates of officers of Buyer.

3.   ASSUMPTIONS

     For purposes of this Opinion Letter, we have assumed: (a) the genuineness of all signatures on all documents (other than those of Buyer on the Transaction Documents); (b) the authenticity of all documents submitted to us as originals;
(c) the conformity to the originals of all documents  submitted to us as copies;
(d) the correctness and accuracy of all facts set forth in all certificates and reports; and (e) the due authorization, execution and delivery of and the validity and binding effect of the Transaction Documents with regard to the parties to the Transaction Documents other than Buyer.

4.   OPINIONS

     Based upon and subject to the foregoing and the other qualifications and limitations stated in this Opinion Letter, we are of the opinion that:

     (a) Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, and is in good standing under, the laws of the State of Texas.

     (b) Buyer has the power to engage in the transactions contemplated by the Transaction Documents and all requisite power, authority and legal right to execute and deliver the Transaction Documents and to perform and observe the terms and conditions of the Transaction Documents.

     (c) The Transaction Documents have been duly authorized, executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

     (d) Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated by the Transaction Documents: (a) violates any provision of the Certificate of Incorporation or Bylaws of Buyer;
(b) to our knowledge, breaches or constitutes a default (or an event that, with notice or lapse of time or both, would constitute a default) under any agreement or commitment to which Buyer is party; or (c) to our knowledge violates any statute, law, regulation or rule, or any judgment, decree or order of any court or Governmental Body applicable to Buyer.

     (e) To our knowledge no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority is required by Buyer in connection with the execution and delivery of the Agreement or the consummation of the transactions contemplated by the Agreement or the other Transaction Documents.

     The qualification of any opinion or statement herein by the use of the words "to our knowledge" or "known to us" means that, during the course of representation as described in this Opinion Letter, no information has come to the attention of the lawyers in this firm involved in the transactions described or the lawyers in our firm who has principal legal responsibility for our representation of Buyer that would give such lawyers current actual knowledge of the existence of the facts so qualified. Except as set forth herein, we have not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

     The opinion in Paragraph 4(c) above is also subject to the following qualifications:

          (1)  enforceability  may  be  subject  to or  limited  by  bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws relating to or affecting creditors' rights generally, or the appointment of a receiver or conservator pursuant to state or federal laws;

          (2) the availability of equitable remedies, specific performance and injunctive relief is subject to the discretion of the court before which any proceeding therefor is brought;

          (3) the enforceability of certain covenants may be limited to the extent that the court before which any proceeding for the enforcement thereof is brought concludes that such enforcement would be unreasonable, unconscionable or unnecessary for the protection of the parties to such agreement under existing circumstances;

          (4) enforcement of certain rights may be unavailable if any of the parties seek to enforce their rights other than in good faith or other than in a manner in which it is commercially reasonable to do so;

          (5) rights to indemnity may be limited by applicable state and federal securities laws or the public policy underlying such laws;

          (6) waivers of statutes of limitations, notice, jury trial, due process and choice of venue, forum or law clauses may contravene public policy and statutory and case law, and therefore may be unenforceable;

          (7) contractual provisions waiving broadly or vaguely stated rights or unknown future rights, and/or provisions that rights or remedies are not exclusive, that every right and remedy is cumulative and may be exercised in addition to or together with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more others, may be unenforceable; and

          (8) enforceability may be subject to or limited by the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

     We  expresses  no opinion  with  respect to (i) the  enforceability  of any provisions in the Transaction Documents relating to delay or omission of enforcement of rights or remedies, or waivers of defenses, waivers of jury trials, or waivers of benefits of appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; (ii) the lawfulness of enforceability of exculpation clauses, confession of judgment clauses, clauses relating to releases of any unmatured claims, clauses purporting to waive unmatured rights, severability clauses, and clauses similar in substance or nature to the foregoing clauses insofar as any of the foregoing are contained in the Transaction Documents; (iii) the enforceability of the indemnification provisions to the extent they purport to indemnify a person for such person's own negligence or any violation of federal or state securities or blue sky laws;
(iv) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court; (v) the enforceability of non-competition provisions; (vi) any matters relating to title; (vii) any matters relating to the priority or perfection of any liens or other encumbrances; (viii) any matters related to telecommunications, telephone, cable, or internet laws; (ix) any matters related to the laws or regulations of the Texas Public Utility Commission or any matter related thereto; or (x) any matters related to the laws of the Federal Communications Commission, Federal Aviation Administration, or the U.S. Trademark Office.

     As to our opinions set forth above, we do not opine as to, and we have not reviewed or examined: (i) any local, municipal, county, district or regional law, statute, order, decree, administrative record, policy, procedure, guideline, rule, requirement, regulation or notice; or (ii) any policy, procedure, guideline, rule, requirement or regulation that is privileged, confidential, internal, unpublished, or not of public record or not widely disseminated at the date of this opinion.

     Our opinions are limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and to federal law as applied in the State of Texas. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein as to the General Corporation Law of the State of Delaware is based solely upon the unofficial compilation thereof contained in The Delaware Law of Corporations & Business Organization (Aspen Law & Business) (200___), and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     The opinions expressed herein are subject to statutory, regulatory and case law developments after the date hereof. With your consent and concurrence, this Opinion Letter is limited to facts and applicable law in existence as of the date hereof and we do not undertake and expressly disavow any duty or obligation to advise you of any change in facts or applicable law after the date hereof, whether or not relating to the specific issues addressed in this Opinion Letter, and you may not rely upon us in any respect with regard to continuing advice concerning changes in applicable law or facts after the date of this Opinion Letter.

     This Opinion Letter (a) has been furnished to you at your request, and we consider it to be a confidential communication, which may not be furnished, reproduced, distributed or disclosed to anyone without our prior written consent; (b) is rendered solely for your information and assistance in connection with the above transaction and may not be relied upon by any other person or for any other purpose without our prior written consent; (c) is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes (including any changes in law) or any new developments which might affect any matters or opinions set forth herein; and (d) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

     You are hereby notified that (i) we do not consider you to be our client in the matters to which this Opinion Letter relates, (ii) neither the Texas Code of Professional Responsibility nor current case law clearly articulates the circumstances under which an attorney may give a legal opinion to a person other than the attorney's own client, (iii) a court might determine that it is improper for us to issue, and for you to rely upon, a legal opinion issued by us when we have acted as counsel to the Buyer in connection with the Transaction Documents, and (iv) you may wish to obtain a legal opinion from your own legal counsel as to the matters addressed in this Opinion Letter.


                                             Very truly yours,

                                             BICKERSTAFF, HEATH, SMILEY, POLLAN,
                                             KEVER & MCDANIEL, LLP



                                             By: ____________________________


                                   EXHIBIT D

                                 INTERIM SYSTEMS
                              MANAGEMENT AGREEMENT

                            *[Intentionally Omitted]


*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.

                                 FIRST AMENDMENT
                                       TO
                               PURCHASE AGREEMENT
                               ------------------

     THIS FIRST AMENDMENT (THE "FIRST AMENDMENT") TO PURCHASE AGREEMENT is made and entered into this 28th day of September, 2001, by and among GRANDE COMMUNICATIONS, INC., a Delaware corporation, (hereinafter referred to as "Buyer") and USOL, INC., a Delaware corporation, (hereinafter referred to as "Seller") and U.S.-Austin Cable Associates I, Ltd. ("US-Austin Cable, Ltd.").

                                    RECITALS:
                                    --------

     A. Buyer, Seller and US-Austin Cable, Ltd. have entered into a Purchase Agreement dated August 31, 2001, (the "Original Purchase Agreement") pursuant to which Buyer has agreed to purchase certain assets from Seller and US-Austin
Cable, Ltd. Capitalized terms not defined herein shall have the meanings set forth in the Original Purchase Agreement.

     B. The Original Purchase Agreement contemplates that an Initial Closing will take place in the fourth quarter of 2001. However, the parties have determined that it would be mutually beneficial to have a Closing in the third quarter of 2001 in accordance with the terms of the Original Agreement as amended by this First Amendment.

                                   AGREEMENTS:
                                   ----------

     In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Definitions. Article I is amended to add the following definitions after definition of "Door Fee" on page 3 of the Original Agreement:

          "Early Closing" has the meaning given in Section 5.1.1-A."

          "Early Closing Date" has the meaning given in Section 5.1.1-A."

     2. Closing Dates. Section 5.1 of the Original Agreement is hereby amended to change the word "four" in the second line to "five."

     3. Early, Initial, Interim and Final Closings. Sections 5.1.2 through 5.1.4 of the Original Purchase Agreement are hereby deleted and the following are substituted in lieu thereof:


          "5.1.1-A. Early Closing. An early closing (the "Early Closing") will take place on a date (the "Early Closing Date") not later than September 30, 2001. At the Early Closing, Seller and Buyer will execute and deliver to each other the (i) assignment and assumptions of the ROEs and Subscriber Agreements with respect to those MDU Properties described in Schedule 5.1.1-A attached hereto, (ii) the documents contemplated by Sections 5.2.1 and 5.2.2 and Articles X and XI, and (iii) a First Amendment to the Services Agreement.

          5.1.2 Initial Closing. An initial closing (the "Initial Closing") will take place on a date (the "Initial Closing Date") not later than December 31, 2001. At the Initial Closing, Seller and Buyer will execute and deliver to each other the (i) assignments and assumptions of the ROEs for all contracted MDU Properties and the ROEs and Subscriber Agreements with respect to those MDU Properties described in the Take-Down Schedule as being completed prior to December 31, 2001 to the extent not previously transferred to Buyer at the Early Closing, and (ii) the documents contemplated by Sections 5.2.1 and
          5.2.2 and by Articles X and XI.

          5.1.3 Interim Closings. An interim closing ("Interim Closing") shall occur (i) on or prior to March 31, 2002 and (ii) on or prior to June 30, 2002 (collectively the "Interim Closing Dates"). At each Interim Closing, the parties will execute and deliver (i) assignments and assumptions of the ROEs and Subscriber Agreements with respect to the MDU Properties described in the Take-Down Schedule as being completed prior to such Closing to the extent not previously transferred to Buyer at the Early Closing, and (ii) the documents contemplated by Sections 5.2.1 and 5.2.2 and by Articles X and XI.

          5.1.4  Final   Closing.   The  Final   Closing  of  the   transactions
          contemplated  by  this  Agreement  will  take  place  on or  prior  to

          September 30, 2002 (the "Final Closing Date") at which time Seller and Buyer will execute and deliver (i) assignments and assumptions of all remaining ROEs and Subscriber Agreements related to the MDU Properties, and (ii) the documents contemplated by Sections 5.2.1 and
          5.2.2 and by Articles X and XI."

     4. Interim Systems Management Agreement. Section 5.3 of the Original Purchase Agreement is hereby amended to add the following clause prior to the period at the end of Section 5.3.

          "; provided, however that with respect to a Deferred Property acquired at the Early Closing, the Deferred Property may be operated for up to two-hundred and seventy (270) days pursuant to the Interim Systems Management Agreement and the provision of Section II(A) of the Interim Systems Management Agreement requiring thirty (30) days prior notice shall not be applicable,

     5. Efforts Regarding Amendments and Estoppel Certificates. Notwithstanding occurrence of the Early Closing, Buyer agrees to continue to use its commercially Reasonable Best Efforts after the Early Closing to satisfy the requirements of Section 8.3(b) with respect to the ROEs acquired by Buyer at the Early Closing.

     6. Conditions to Obligations of Buyer. Section 10.1 of the Original Purchase Agreement is hereby deleted and the following is substituted in lieu thereof:

          10.1. Conditions of Early, Initial and Other Closings. Buyer shall have obtained, and shall hold at the time of the Early Closing, the Initial Closing and each other Closing, consents from owners of the MDU Properties which (together with those MDU Properties where no consent is required) represent ROEs covering at least 80% (or 9,870) of the total 12,337 Subscriber Doors in the MDU Properties. Further, Buyer shall have obtained, and shall hold (i) at the time of the Early Closing, consents from owners of the MDU Properties which represent all of the ROEs to be acquired at the Early Closing pursuant to
          Section 5.1.1-A and (ii) at the time of the Initial Closing, consents from owners of the MDU Properties which represent all the ROEs to be acquired by Buyer at the Initial Closing as provided in Section 5.1.2.

     7. Table of Contents; Schedule 5.1.1-A. Page (i) of the Table of Contents for the Original Purchase Agreement is hereby revised to refer to the new
Section 5.1.1-A and page (iv) of such Table of Contents is hereby revised to add
Schedule 5.1.1-A to the list of Schedules. Schedule 5.1.1-A attached hereto is added to the Schedules to the Original Purchase Agreement as herein amended.

     8. Mistaken Reference to Park West Property Telecommunications Services Agreement is Deleted. All references in the Purchase Agreement (including in any schedules or exhibits thereto) to the following ROE are hereby deleted in their entirety: Park West Property - Telecommunications Services

Agreement (as assigned) between Park West Apartments Ltd., and U.S. OnLine Communications, L.L.C., a Washington limited liability company, d/b/a U.S. OnLine, dated May 7, 1997.

     9. Continued Effectiveness of Original Purchase Agreement. Except as amended hereby and as previously amended or supplemented by written agreement of the parties, the Original Purchase Agreement remains in full force and effect.


                  [Remainder of this page intentionally blank]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.


                                            SELLER:
                                            USOL, INC.
                                            A Delaware Corporation


                                            BY:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            BUYER:
                                            GRANDE COMMUNICATIONS, INC.
                                            A Delaware Corporation


                                            BY:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                            U.S.-AUSTIN CABLE ASSOCIATES I, LTD.

                                            BY: USOL, Inc., General Partner

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                SCHEDULE 5.1.1-A
                                       To
                               PURCHASE AGREEMENT

                            *[Intentionally Omitted.]





















*Confidential Treatment Requested. Confidential portions of this document have been redacted and filed separately with the Commission.